                                                                    EXHIBIT 2.1

===============================================================================

                             SUBSCRIPTION AGREEMENT

                            dated as of April 1, 1997

                                      among

                              RFM ACQUISITION LLC,

                          RANDALL'S FOOD MARKETS, INC.

                                       and

                                ROBERT R. ONSTEAD

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                        Page
                                                                        ----

                                 ARTICLE I.
                                 DEFINITIONS

      SECTION 1.01.     Definitions......................................  2
      SECTION 1.02.     Other Defined Terms..............................  7
      SECTION 1.03.     Other Definitional Provisions....................  9

                                 ARTICLE II.
                              PURCHASE AND SALE

      SECTION 2.01.     The Purchase and Sale............................  9
      SECTION 2.02.     Purchase Price and Payment.......................  9
      SECTION 2.03.     Closing..........................................  9
      SECTION 2.04.     Closing Deliveries by Seller.....................  9
      SECTION 2.05.     Closing Deliveries by Buyer...................... 10

                                ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF SELLER

      SECTION 3.01.     Organization, Standing and Corporate
                          Power.......................................... 10
      SECTION 3.02.     Subsidiaries..................................... 10
      SECTION 3.03.     Capital Structure................................ 11
      SECTION 3.04.     Cash and Indebtedness............................ 13
      SECTION 3.05.     Authority; Noncontravention...................... 14
      SECTION 3.06.     Financial Information............................ 15
      SECTION 3.07.     No Undisclosed Liabilities....................... 16
      SECTION 3.08.     Absence of Certain Changes or Events............. 16
      SECTION 3.09.     Litigation; Compliance with Laws................. 19
      SECTION 3.10.     Employees........................................ 20
      SECTION 3.11.     Tax Returns and Tax Payments..................... 25
      SECTION 3.12.     Properties....................................... 26
      SECTION 3.13.     Environmental Matters............................ 29
      SECTION 3.14.     Contracts........................................ 31
      SECTION 3.15.     Intellectual Property............................ 33
      SECTION 3.16.     Insurance........................................ 33
      SECTION 3.17.     Brokers.......................................... 34
      SECTION 3.18.     Agreements to Sell Assets, Merge or
                          Consolidate.................................... 34
      SECTION 3.19.     Transactions with Certain Persons................ 34
      SECTION 3.20.     Food Depot, Inc.................................. 35
      SECTION 3.21.     Board Recommendation............................. 35
      SECTION 3.22.     Required Seller Vote............................. 35
      SECTION 3.23.     Information Supplied............................. 35
      SECTION 3.24.     State Takeover Statutes.......................... 35
      SECTION 3.25.     Books and Records................................ 36
      SECTION 3.26.     Effect of Transaction............................ 36
      SECTION 3.27.     Full Disclosure.................................. 36


                                        i
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                                                                        Page
                                                                        ----

                                   ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      SECTION 4.01.     Organization, Standing and Corporate
                          Power.......................................... 36
      SECTION 4.02.     Authority; Noncontravention...................... 37
      SECTION 4.03.     Purchase for Investment.......................... 38
      SECTION 4.04.     Brokers.......................................... 38

                                   ARTICLE V.
                                    COVENANTS

      SECTION 5.01.     Conduct of Business of Seller.................... 38
      SECTION 5.02.     Prepayment of Indebtedness and
                          Redemption of Preferred Stock.................. 39
      SECTION 5.03.     Additional Financial Statements.................. 40
      SECTION 5.04.     WARN............................................. 40
      SECTION 5.05.     Articles of Incorporation........................ 40
      SECTION 5.06.     Preparation of Proxy/Tender Offer
                          Statement; Shareholders Meeting................ 40
      SECTION 5.07.     Access to Information;
                          Confidentiality................................ 42
      SECTION 5.08.     Best Efforts..................................... 42
      SECTION 5.09.     Public Announcements............................. 43
      SECTION 5.10.     No Solicitation.................................. 44
      SECTION 5.11.     Directors........................................ 45
      SECTION 5.12.     Certain Agreements............................... 45
      SECTION 5.13.     Settlement Agreement............................. 45
      SECTION 5.14.     ESOP Amendment................................... 45

                                   ARTICLE VI.
                              CONDITIONS PRECEDENT

      SECTION 6.01.     Conditions to Obligations of Buyer............... 46
      SECTION 6.02.     Conditions to Obligation of Seller............... 48

                                  ARTICLE VII.
                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 7.01.     Termination...................................... 49
      SECTION 7.02.     Effect of Termination............................ 50
      SECTION 7.03.     Amendment........................................ 50
      SECTION 7.04.     Extension; Waiver................................ 50

                                  ARTICLE VIII.
                                 INDEMNIFICATION

      SECTION 8.01.     Survival......................................... 50
      SECTION 8.02.     Indemnification.................................. 51
      SECTION 8.03.     Indemnification Procedures....................... 53
      SECTION 8.04.     Tax Limitations.................................. 54
      SECTION 8.05.     Tax Matters...................................... 54


                                       ii
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                                                                        Page
                                   ARTICLE IX.
                               GENERAL PROVISIONS

      SECTION 9.01.     Fees and Expenses................................ 55
      SECTION 9.02.     Notices.......................................... 56
      SECTION 9.03.     Interpretation................................... 57
      SECTION 9.04.     Counterparts..................................... 58
      SECTION 9.05.     Entire Agreement; No Third-Party
                          Beneficiaries.................................. 58
      SECTION 9.06.     GOVERNING LAW; ARBITRATION....................... 58
      SECTION 9.07.     Assignment....................................... 58
      SECTION 9.08.     Enforcement...................................... 59
      SECTION 9.09.     No Recourse...................................... 59

EXHIBITS

Exhibit A         Form of Option

Exhibit B-1       Settlement Agreement

Exhibit B-2       Pleadings

Exhibit C         Form of Amendment to Articles of Incorporation
                  of Seller

Exhibit D         Form of Amended and Restated ESOP

                             SUBSCRIPTION AGREEMENT

            SUBSCRIPTION AGREEMENT, dated as of April 1, 1997, among RFM Acquisition LLC, a Delaware limited liability company ("Buyer"), Randall's Food Markets, Inc., a Texas corporation ("Seller"), and, solely for purposes of Sections 8.02(a) and 8.02(b), Robert R. Onstead.

                              W I T N E S S E T H :

            WHEREAS, the Board of Directors of Seller has approved, and deemed to be advisable and in the best interests of Seller's shareholders, a series of transactions (the "Transactions") which will result in, among other things (i) Seller's issuance to Buyer of 18,579,686 newly-issued shares (the "Shares") of voting common stock of the par value of $0.25 per share of Seller (the "Common Stock") and of an option to purchase 3,606,881 shares of Common Stock pursuant to the Option substantially in the form of Exhibit A hereto (the "Option"), (ii) Seller's incurrence of indebtedness and the making of the Debt Prepayment and the Preferred Stock Redemption (each as defined herein), and (iii) Seller's repurchase of up to 1,104,336 shares of Common Stock from Seller's Employee Stock Ownership Plan (the "ESOP"), up to the 200,435 Putable Shares, and up to 4,280,415 Non-ESOP Shares pursuant to a tender offer (the "Tender Offer") (provided that the numbers of shares referenced in this clause (iii) shall be subject to reduction pursuant to Section 5.06(c)) and, if fewer than 4,280,415 Non-ESOP Shares (as such number may be reduced pursuant to Section 5.06(c)) shall be purchased in the Tender Offer, Seller's repurchase of the balance of such Non-ESOP Shares pursuant to the conditional repurchase commitment of certain shareholders of Seller pursuant to the Voting, Repurchase and Shareholders Agreement dated as of the date hereof (the "Shareholders Agreement") between Seller and certain shareholders of Seller;

            WHEREAS, the issuance of the Shares, the shares of Common Stock issuable upon exercise of the Option (the "Option Shares") and any shares of Common Stock which may be issuable pursuant to Section 8.02(b) (the "Additional Shares") require Seller's articles of incorporation (the "Articles") to be amended to increase the number of authorized shares of Common Stock (the "Amendment");

            WHEREAS, the Board of Directors of Seller has adopted a resolution approving this Agreement, the Transactions and the Amendment and directing that such matters (the "Shareholder Approval Matters") be submitted to a vote at a special meeting (the "Shareholders Meeting") of the holders of Common Stock (the "Common Shareholders");
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                                                                               2


            WHEREAS, approval of the Shareholder Approval Matters requires the affirmative vote of a majority of the shares of the issued and outstanding Common Stock (the "Shareholder Approval") and certain shareholders of Seller have agreed, pursuant to the Shareholders Agreement, to vote in favor of the Shareholder Approval Matters and to take other steps to support the Transactions;

            WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Buyer's willingness to enter into this Agreement, Buyer and certain shareholders of Seller have entered into the Shareholders Agreement;

            WHEREAS, Buyer and Seller desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions; and

            WHEREAS, it is intended that the Transactions be recorded as a recapitalization for financial reporting purposes.

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            SECTION 1.01. Definitions. For purposes of this Agreement:

            "Action" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

            "Affiliate" shall mean an "affiliate" as defined in Rule 12b-2 under the Exchange Act.

            "Agreement" shall mean this Subscription Agreement (together with all Schedules and Exhibits referenced herein), as amended, modified or supplemented from time to time.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.
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                                                                               3


            "Confidentiality Agreement" shall mean the confidentiality agreement, dated as of October 15, 1996, between KKR and Seller.

            "Environmental Claim" shall mean any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (a) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by Seller or any of the Subsidiaries or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (c) otherwise relating to Liabilities under any Environmental Laws.

            "Environmental Laws" shall mean all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees, judgements and common law relating in any manner to contamination, pollution or protection of human health or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws.

            "Environmental Permits" shall mean all permits, licenses, registrations and other governmental authorizations required for Seller and the Subsidiaries and the operations of Seller's and the Subsidiaries' facilities and otherwise to conduct their business under Environmental Laws.

            "Environmental Report" shall mean any report, study, assessment, audit or similar document that addresses any issue of actual or potential noncompliance with, or actual or potential Liability under, any Environmental Law that may in any way affect Seller or any Subsidiary.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ESOP Shares" shall mean shares of Common Stock held by the ESOP.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Fair Market Value" shall mean, as of any determination date, the average for the second Trading Day preceding such date of the high and low reported sales prices regular way of one share of Common Stock on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of Common Stock on such Trading Day, in either case on the principal national securities exchange in the United States on which the shares of Common Stock are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange on such Trading Day, on NASDAQ, or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or quoted on NASDAQ on such Trading Day, the average of the closing bid and asked prices of a share of Common Stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected by Buyer and Seller. If, as of any determination date, the Common Stock is not quoted or listed by any such organization, exchange or market, the Fair Market Value of one share of Common Stock as of such date shall be (i) the most recent valuation of one share of Common Stock made in accordance with the provisions of the ESOP (or any successor 401(k) plan), excluding any adjustment for minority interest made by such valuation, or (ii) if the valuation of Common Stock shall no longer be required by the ESOP (or any successor 401(k) plan), as determined by a nationally recognized investment banking firm, which shall be mutually acceptable to Buyer and Seller and whose fees and expenses shall be paid by Seller.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect as of the date hereof.

            "Governmental Entity" shall mean any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

            "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Hazardous Materials" shall mean all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, substances and forces, including but not limited to electromagnetic fields, regulated pursuant to, or that could form the basis of liability under, any Environmental Law.

            "Indebtedness" shall mean, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, but not including trade payables incurred in the ordinary course of business, (c) all other indebtedness of such Person evidenced by notes, bonds, debentures or other similar instruments and (d) all indebtedness of others referred to in clauses (a) through (c) above guaranteed directly or indirectly in any manner by such Person.

            "Intellectual Property" shall mean any copyright, copyright permission, patent, exclusive right under copyright, trade name, trademark or service mark, proprietary right, brand name or design, or any registration (granted or pending) or applications therefor.

            "KKR" shall mean Kohlberg Kravis Roberts & Co. L.P.

            "Knowledge" shall mean, with respect to Seller, the actual knowledge of the officers and employees (as well as any of their successors) of Seller and the Subsidiaries and, without duplication, the employees in charge of environmental, tax, labor, employee benefits and real estate matters or any of the foregoing, in each case after reasonable investigation and inquiry.

            "Law" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

            "Liabilities" shall mean any and all Indebtedness and other liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured.

            "Lien" shall mean any pledge, mortgage, claim, lien, charge, encumbrance and security interests of any kind or nature whatsoever.

            "Material Adverse Change" or "Material Adverse Effect" shall mean any change or effect that either individually or in the aggregate with all other such changes or effects (i) could reasonably be expected to be materially adverse to the business, assets, operations, properties, condition (financial or otherwise), results of operations or prospects of Seller and the Subsidiaries, taken as a whole, (ii) could reasonably be expected to be materially adverse to Seller's ability to perform its obligations under this Agreement, or (iii) could reasonably be expected to prevent, hinder or materially delay Seller's ability to consummate any of the Transactions.

            "NASDAQ" shall mean the National Association of Securities Dealers Automatic Quotation System.

            "Non-ESOP Shares" shall mean shares of Common Stock (other than Putable Shares) held by holders of Common Stock other than the ESOP.

            "Non-Withdrawable Shares" shall mean ESOP Shares which are not Withdrawable Shares.

            "Permits" shall mean all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign laws and governmental or regulatory bodies and all industry or other non-governmental self-regulatory organizations (including Environmental Permits).

            "Permitted Changes" shall mean: (i) the authorization of the Shares, the Option, the Option Shares and the Additional Shares, (ii) the issuance of the Shares and the Option, (iii) the issuance of any shares of Common Stock upon exercise or conversion of Stock Options or Convertible Preferred Stock, as the case may be and in each case outstanding on the date of this Agreement and in accordance with their terms in effect on the date of this Agreement and (iv) the redemption of shares of Class A Preferred Stock and Convertible Preferred Stock pursuant to the Preferred Stock Redemption.

            "Permitted Liens" shall mean: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable, (b) Liens imposed by Law, (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, (d) minor survey exceptions, reciprocal easement agreements, rights-of-way, restrictions and other similar encumbrances on title to real property which do not detract from the value of the property subject thereto or interfere with the conduct of business at such property substantially as the same is currently being conducted or would interfere with the sale, transfer or financing of the property subject thereto or affected thereby and (e) as to any property in which Seller and the Subsidiaries have valid leasehold interests, any Lien affecting the fee interest of the lessor thereof so long as the lease with respect to such leasehold interest contains a non-disturbance clause; provided that none of the foregoing, individually or in the aggregate, materially adversely affect the value of the property to which they relate or materially adversely affect the continued use of the property to which they relate in the conduct of the business currently conducted thereat.

            "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other enterprise or entity.

            "Pleadings" shall mean the pleadings necessary to seek preliminary and final approval of the proposed settlement, including the form of release to be included in the final judgment entered by the court, attached as Exhibit B-2 hereto.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Settlement Agreement" shall mean the Conditional Settlement Agreement dated as of February 23, 1997 among Seller and the other parties thereto attached as Exhibit B-1 hereto.

            "Subsidiaries" shall mean all corporations, partnerships, joint ventures, associations, trusts, unincorporated organizations, or other enterprises or entities which Seller controls, directly or indirectly through one or more intermediaries. For purposes of this definition, "control" shall mean "control" as defined in Rule 12b-2 under the Exchange Act.

            "Trading Day" shall mean each weekday other than any day on which any Common Stock is not traded on any national securities exchange, on NASDAQ or in the over-the-counter market.

            "Withdrawable Shares" shall mean ESOP Shares which are attributable to employee contributions and are subject to the withdrawal provisions of
Section 7.13 of the ESOP.

            SECTION 1.02. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term                                                                   Section
----                                                                   -------
"AAA"                                                                     9.06
"Additional Shares"                                                   Recitals
"Aetna"                                                                3.09(b)
"Amendment"                                                           Recitals
"Annual Financial Statements"                                       3.06(a)(i)
"Articles"                                                            Recitals
"Assigned Shares"                                                      5.06(c)
"Balance Sheet"                                                    3.06(a)(ii)
"Balance Sheet Date"                                               3.06(a)(ii)
"Buyer"                                                               Recitals
"Bylaws"                                                                  3.01
"CapEx Budget"                                                         3.08(d)
"Class A Preferred Stock"                                              3.03(a)
"Closing"                                                                 2.03
"Closing Date"                                                            2.03
"Common Shareholders"                                                 Recitals
"Common Stock"                                                        Recitals
"Consolidated Group"                                                      3.11
"Convertible Preferred Stock"                                          3.03(a)
"Credit Agreement"                                                     3.04(b)
"Damages"                                                              8.02(a)

"Debt Prepayment"                                                         5.02
"Development Agreements"                                               3.12(d)
"ESOP"                                                                Recitals
"Financial Statements"                                                 3.06(a)
"Financing"                                                            5.08(c)
"Food Depot"                                                              3.20
"Food Depot Interest"                                                     3.20
"Indemnitee"                                                           8.03(a)
"Indemnitor"                                                           8.03(a)
"Insurance Policies"                                                      3.16
"Interim Financial Statements"                                     3.06(a)(ii)
"Leased Real Property"                                                 3.12(b)
"Note Purchase Agreement"                                              3.04(b)
"Notice"                                                               8.03(a)
"Option"                                                              Recitals
"Option Shares"                                                       Recitals
"Owned Real Property"                                                  3.12(a)
"PBGC"                                                                 3.10(d)
"Popp Action"                                                          3.10(j)
"Preferred Stock Redemption"                                              5.02
"Proxy/Tender Offer Statement"                                            3.23
"Purchase"                                                                2.01
"Purchase Price"                                                          2.02
"Putable Shares"                                                       3.03(c)
"Real Property Leases"                                                 3.12(b)
"Restricted Shares"                                                    3.03(a)
"Revolving Credit Facility"                                            3.04(b)
"Seller"                                                              Recitals
"Seller Plans"                                                         3.10(a)
"Senior Notes"                                                         3.04(b)
"Serial Preferred Stock"                                               3.03(a)
"Series A Senior Notes"                                                3.04(b)
"Series B-1 Senior Notes"                                              3.04(b)
"Series B-2 Senior Notes"                                              3.04(b)
"Shareholders Agreement"                                              Recitals
"Shareholder Approval"                                                Recitals
"Shareholder Approval Matters"                                        Recitals
"Shareholders Meeting"                                                Recitals
"Shares"                                                              Recitals
"Stock Options"                                                        3.03(a)
"Stock Plans"                                                          3.03(a)
"Taxes"                                                                   3.11
"Tax Return"                                                              3.11
"Tender Offer"                                                        Recitals
"Tender Offer Price"                                                   5.06(c)
"TBCA"                                                                 3.05(b)
"Third Party Leases"                                                   3.12(c)
"Transaction Proposals"                                                   5.10
"Transactions"                                                        Recitals
"WARN"                                                                    5.04

            SECTION 1.03. Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II.

                                PURCHASE AND SALE

            SECTION 2.01. The Purchase and Sale. Subject to the terms and conditions hereof and on the basis of the representations, warranties, covenants and agreements contained herein, Seller agrees to issue and sell the Shares and the Option to Buyer, and Buyer agrees to purchase the Shares and the Option from Seller (the "Purchase").

            SECTION 2.02. Purchase Price and Payment. In consideration for the issuance and sale of the Shares and the Option, and subject to the terms and conditions of this Agreement, at the Closing, Buyer shall pay to Seller $225 million, payable by wire transfer in immediately available funds, to a bank account which Seller shall designate in writing to Buyer no less than two Business Days prior to the Closing Date (the "Purchase Price").

            SECTION 2.03. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m., New York City time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VII, or at such other place or at such other time or on such other date as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

            SECTION 2.04. Closing Deliveries by Seller. At the Closing, Seller shall deliver to Buyer:

            (a) stock certificate evidencing the Shares registered in the name of Buyer or its nominee, in form satisfactory to Buyer and with all required stock transfer tax stamps affixed;

            (b) the Option;

            (c) a receipt for the Purchase Price; and

            (d) the certificate required to be delivered pursuant to Section 6.01(d).

            SECTION 2.05. Closing Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller:

            (a) the Purchase Price by wire transfer in immediately available funds to Seller;

            (b) a receipt for the Shares and the Option; and

            (c) the certificate required to be delivered pursuant to Section 6.02(d).

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller hereby represents and warrants to Buyer as follows:

            SECTION 3.01. Organization, Standing and Corporate Power. Seller and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or otherwise organized, which jurisdiction is set forth on Schedule 3.01, and has full power and authority to own its properties and to carry on its business as now being conducted. Each of Seller and each Subsidiary is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect. Included on Schedule 3.01 are complete and correct copies of the Articles, as amended, and Bylaws, as amended (the "Bylaws"), of Seller, in each case as in effect as of the date hereof. Seller has delivered to Buyer complete and correct copies of the articles of incorporation (or other organizational documents) and bylaws of each of the Subsidiaries, in each case as amended to the date of this Agreement.

            SECTION 3.02. Subsidiaries. Set forth on Schedule 3.02 is a list of the Subsidiaries and the number of authorized, issued and outstanding shares of capital stock, partnership interests, membership interests, joint venture interests or other equity interests of each Subsidiary. All the outstanding shares of capital stock, partnership interests, membership interests, joint venture interests or other equity interests of each Subsidiary are validly issued, fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights, and, except as disclosed on Schedule 3.02, are owned (of record and beneficially) by Seller or a Subsidiary, free and clear of any Liens. Except for the ownership interests set forth on Schedule 3.02, neither Seller nor any Subsidiary (as indicated on Schedule 3.02), directly or indirectly, owns any capital stock or other ownership interest in any Person (including in any joint venture).

            SECTION 3.03. Capital Structure. (a) The entire authorized capital stock of Seller consists of (i) 25,000,000 shares of Common Stock, (ii) 8,250 shares of Class A preferred stock of the par value of $10.00 per share of Seller (the "Class A Preferred Stock"), and (iii) 5,000,000 shares of serial preferred stock of the par value of $10.00 per share (the "Serial Preferred Stock"), of which 292,043 shares have been designated as 8% convertible preferred stock (the "Convertible Preferred Stock"). There are, and subject to any Permitted Changes as of the Closing Date there shall be, (i) 17,093,155.3104 shares of Common Stock issued and outstanding (excluding shares held in the treasury of Seller), 135,382 of which shares are currently subject to restrictions on transfer (the "Restricted Shares"); (ii) 52,226.6896 shares of Common Stock held in the treasury of Seller; (iii) 8,250 shares of Class A Preferred Stock issued and outstanding; (iv) 278,201 shares of Convertible Preferred Stock issued and outstanding and no other shares of Serial Preferred Stock issued or outstanding;
(v) 762,161 shares of Common Stock reserved for issuance upon exercise of authorized but unissued outstanding employee or director stock options to purchase shares of Common Stock ("Stock Options") granted under any stock option or stock purchase plan, program or arrangement of Seller (the "Stock Plans");
(vi) 602,457 shares of Common Stock issuable upon exercise of outstanding Stock Options (with an average exercise price of $17.03 and those other options determined by formula specifically described on Schedule 3.03(b); and (vii) 639,863 shares of Common Stock reserved for issuance upon conversion of the Convertible Preferred Stock.

            (b) Schedule 3.03(b) contains a list, as of the date of this Agreement, of each record holder of Common Stock, Class A Preferred Stock and Convertible Preferred Stock and the number of shares of each of such securities held by each such holder (including an indication of whether any such securities are Restricted Shares), and a list, as of the date of this Agreement, of each holder of Stock Options and the number of shares of Common Stock issuable upon exercise of such Stock Options to each such holder. Schedule 3.03(b) also describes the restrictions related to each of the Restricted Shares and the periods over which such restrictions lapse in accordance with the terms of the Seller Plans or agreements, as applicable, governing such Restricted Shares. All such restrictions shall lapse as a result of the consummation of the Purchase. Except as set forth above, no shares of capital stock or other equity securities of Seller are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Seller are, and all shares which may be issued pursuant to the Stock Plans or upon conversion of the Convertible Preferred Stock will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive or similar rights. Except for the Convertible Preferred Stock and Stock Options, there are no outstanding bonds, debentures, notes or other Indebtedness or other securities of Seller or any Subsidiary having the right to vote (or convertible into, exercisable or exchangeable for, securities having the right to vote) on any matters on which shareholders of Seller may vote. Except as set forth above or as described on Schedule 3.03(b), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Seller or any of the Subsidiaries is a party or by which any of them is bound obligating Seller or any of the Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Seller or of any of the Subsidiaries or obligating Seller or any of the Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth on Schedule 3.03(b), no shares of capital stock of Seller have been issued or may be issued in connection with Seller's acquisition of Cullum Companies, Inc., including upon the occurrence of any tax contingency.

            (c) Other than pursuant to this Agreement, the Stock Options and the Shareholders Agreement and other than as described on Schedule 3.03(c), (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of Seller or any of the Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Seller or any of the Subsidiaries, other than Seller's obligation to repurchase an aggregate of 613,457 shares of Common Stock (the "Putable Shares") at a price equal to the fair value per share (as determined in the most recent valuation of the Common Stock held by the ESOP (or any successor 401(k) Plan), which determination shall have been made in accordance with the provisions of the ESOP (or such successor 401(k) Plan)), upon exercise by the respective holders thereof of such holders' put rights in respect of such shares (the shares subject to such put rights are described on Schedule 3.03(c) and such
Schedule identifies the holders of such shares, the applicable put prices of such shares and the applicable agreement pursuant to which the applicable put rights may be exercised), and (ii) to the Knowledge of Seller, there are no irrevocable proxies with respect to shares of capital stock of Seller or any of the Subsidiaries. Schedule B of the Shareholders Agreement, which sets forth the record and, to the Knowledge of Seller, beneficial ownership of, and voting power in respect of, the capital stock of Seller with respect to the signatories to the

Shareholders Agreement, is accurate in all material respects. Except for the Shareholders Agreement and except as described on Schedule 3.03(c), there are no agreements or arrangements pursuant to which Seller is or could be required to register shares of Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any securityholders of Seller with respect to securities of Seller.

            (d) The Shares, the Option Shares and the Additional Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Shares, Option Shares and Additional Shares shall be duly and validly issued and fully paid and non-assessable, and not subject to preemptive or similar rights. The transfer and delivery of the Shares, the Option Shares and the Additional Shares by Seller to Buyer as contemplated by this Agreement will transfer good title to the Shares, the Option Shares and the Additional Shares to Buyer, free and clear of any Liens, except Liens arising as a result of any action taken by Buyer.

            SECTION 3.04. Cash and Indebtedness. (a) As of February 8, 1997, Seller had $34.352 million of cash on a consolidated basis.

            (b) As of February 8, 1997, the only outstanding Indebtedness of Seller or any of the Subsidiaries was (i) $152.0 million aggregate principal amount of loans under a term loan facility provided pursuant to the Credit Agreement dated as of November 1, 1993, as amended, among Seller, certain of the Subsidiaries, the banks party thereto and Texas Commerce Bank National Association, as agent (the "Credit Agreement"), (ii) an Interest Rate Swap Agreement dated as of June 6, 1995 between Seller and Texas Commerce Bank National Association with a notional amount of $50 million, (iii) $38.0 million aggregate principal amount of loans under a $65 million revolving credit facility (the "Revolving Credit Facility") provided pursuant to the Credit Agreement, (iv) $39.5 million aggregate principal amount of 8.70% Series A Senior Notes Due December 1, 2003 (the "Series A Senior Notes") issued pursuant to the Note Purchase Agreement dated as of November 1, 1993, as amended, among Seller, certain of the Subsidiaries and the insurance companies party thereto (the "Note Purchase Agreement"), (v) $71.0 million aggregate principal amount of 9.16% Series B-1 Senior Notes Due December 1, 2005 (the "Series B-1 Senior Notes") issued pursuant to the Note Purchase Agreement, (vi) $25.0 million aggregate principal amount of 9.16% Series B-2 Senior Notes Due December 1, 2003 (the "Series B-2 Senior Notes", together with the Series A Senior Notes and the Series B-1 Notes, the "Senior Notes") issued pursuant to the Note Purchase Agreement, (vii) Other Long-Term Debt in the amount of $6.010 million relating to the mortgages on the fee properties of Seller as set forth on Schedule 3.12(a), (viii) $92.176 million of obligations under capitalized leases as of February 8, 1997 as set forth on Schedule 3.04(b), and (ix)

$20.250 million of mortgage Indebtedness as of February 8, 1997 relating to joint ventures of Seller as set forth on Schedule 3.12(a). The Senior Notes and all Indebtedness under the Credit Agreement are prepayable in full by Seller as of the date of this Agreement, and will be prepayable as of the Closing, in accordance with their respective terms, subject, in the case of the Senior Notes, to the payment of the Make-Whole Price (as defined in the Note Purchase Agreement) which shall be calculated in accordance with the methodology set forth on Schedule 3.04(b) and which shall not exceed the amount calculated pursuant to such methodology. As of February 8, 1997, there were $1.818 million aggregate principal amount of letters of credit issued pursuant to the Credit Agreement under the Revolving Credit Facility. Other than the Senior Notes and the Indebtedness under the Credit Agreement, no Indebtedness of Seller or any Subsidiary contains any restriction upon the incurrence of Indebtedness by Seller or any of the Subsidiaries or restricts the ability of Seller or any of the Subsidiaries to grant any Liens on its properties or assets.

            SECTION 3.05. Authority; Noncontravention. (a) Seller has the corporate power and authority to execute and deliver this Agreement and the Settlement Agreement, to perform its obligations hereunder and thereunder, subject to obtaining the Shareholder Approval with respect to this Agreement and the Transactions. The execution and delivery of this Agreement and the Settlement Agreement by Seller, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the Transactions and the transactions contemplated by the Settlement Agreement have been duly authorized by all necessary corporate action on the part of Seller, subject to obtaining the Shareholder Approval with respect to this Agreement and the Transactions. Each of this Agreement and the Settlement Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

            (b) Except as disclosed on Schedule 3.05(b)I, the execution and delivery of this Agreement or the Settlement Agreement by Seller do not, and the consummation of the Transactions and compliance with the provisions hereof or thereof by Seller will not, conflict with, result in any breach or violation of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give rise to a right of termination, amendment or acceleration of a "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller or any of the Subsidiaries under, (i) the Articles or Bylaws or the comparable charter or organizational documents of any of the Subsidiaries, (ii) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, lease, contract, joint venture or other agreement, instrument, permit, concession, franchise or license applicable to Seller or any of the Subsidiaries or any of their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law, Governmental Order or arbitration award applicable to Seller or any of the Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii) with respect to this Agreement and the Transactions (but not the Settlement Agreement or any of the transactions contemplated thereby), any such conflicts, breaches, violations, defaults, rights, losses or Liens that could not, individually or in the aggregate, have a Material Adverse Effect, provided, however, that Buyer acknowledges having received the leases set forth on Schedule 3.05(b)(II) and confirms that no consent is required by such leases to consummate the Purchase. No consent, approval, order or authorization of, action by, or registration, declaration or filing with, or notice to, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement or the Settlement Agreement by Seller or the consummation by Seller of the Transactions or the transaction contemplated by the Settlement Agreement, except for (a) with respect to this Agreement and the Transactions, (i) the notification requirements of the HSR Act, (ii) the filing of the Amendment executed in accordance with the relevant provisions of the Texas Business Corporation Act (the "TBCA") with the Secretary of State of the State of Texas, (iii) those that may be required by the nature of the business or ownership of the Shares by Buyer and (iv) those the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect and (b) with respect to the Settlement Agreement and the transactions contemplated thereby, receipt of final judicial approval.

            SECTION 3.06. Financial Information. (a) Schedule 3.06 contains copies of the following (collectively, the "Financial Statements"):

            (i) the audited consolidated balance sheets of Seller and the Subsidiaries for the fiscal years ended June 29, 1996, June 24, 1995 and June 25, 1994, and the related audited consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years then ended, together with the report thereon of Arthur Andersen LLP, including notes thereto (collectively, the "Annual Financial Statements"), and

            (ii) the unaudited consolidated balance sheet of Seller and the Subsidiaries for the 32-week period ended February 8, 1997 (the "Balance Sheet" and the date thereof, the "Balance Sheet Date"), and the related unaudited consolidated statements of earnings and cash flows for the period then ended (the "Interim Financial Statements").

            (b) The Financial Statements are based on the books and records of Seller, present fairly the consolidated financial condition and results of operations of Seller as of the respective dates thereof and for the periods covered thereby, all in accordance with GAAP applied on a consistent basis, except that the Interim Financial Statements do not contain footnote disclosures and are subject to normal recurring year-end adjustments which are not, individually or in the aggregate, material.

            SECTION 3.07. No Undisclosed Liabilities. Except as described on
Schedule 3.07, there are no Liabilities that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, other than Liabilities (a) reflected or reserved against on the Balance Sheet, (b) incurred since the Balance Sheet Date in the ordinary course of business and not in violation of this Agreement, (c) relating to executory obligations pursuant to leases or contracts listed on Schedules 3.12(b) or 3.14(a) or leases or contracts entered into in the ordinary course of business which are not required to be listed on such Schedules, or (d) relating to obligations to employees or obligations to employees not required to be listed pursuant to Section 3.10.

            SECTION 3.08. Absence of Certain Changes or Events. Except as expressly contemplated by this Agreement or as described on Schedule 3.08 or
Schedule 3.09, since June 29, 1996, Seller and each of the Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and there is not and has not been (a) any Material Adverse Change or (b) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or except as described on Schedule 3.08 or Schedule 3.09, neither Seller nor any of the Subsidiaries has, since June 29, 1996:

            (a) incurred any material damage, destruction or loss (whether or not covered by insurance);

            (b) (i) except to the extent specifically required by any Seller Plan, increased the compensation or benefits of any of the current or former directors, officers or employees of Seller or any Subsidiary (except for increases in compensation or benefits to employees who are not directors or officers of Seller or any Subsidiary in the ordinary course of business consistent with past practice) or paid to any such individuals any benefit not required by a Seller Plan or an existing agreement, (ii) granted any severance or termination pay or entered into any employment or severance agreement or arrangement with any present or former director, officer or employee of Seller or any Subsidiary or amendment of any such arrangement or agreement (including any increase or acceleration of any benefit payable under Seller's or any Subsidiary's pay policies in effect on the date hereof), (iii) accelerated the vesting of any stock options, settled any stock options for cash or authorized the lapse of any restrictions on any Restricted Shares, or (iv) established, adopted, entered into, amended or terminated any (1) collective bargaining agreement or (2) plan or agreement to provide bonuses, profit sharing, stock options, restricted stock, pensions, retirement benefits, deferred compensation, employment or benefits upon termination for the benefit of any directors, officers or any employees of Seller or any Subsidiary, including any amendment to the ESOP;

            (c) incurred any Indebtedness other than Indebtedness incurred in the ordinary course of business consistent with past practice under the Revolving Credit Facility, or, other than in the ordinary course of business consistent with past practice and in an aggregate amount not exceeding $100,000, incurred, assumed or guaranteed or taken any other act to become responsible for any Liability of any other Person or made any loan or advance to any Person;

            (d) except as described in Seller's annual capital expenditures budget for fiscal 1997 (a true and complete copy of which is included on Schedule 3.08(d)) (the "CapEx Budget"), made any capital expenditure or commitment for any capital expenditure, other than expenditures in the ordinary course of business consistent with past practice (provided that any expenditure or commitment for new stores, store remodelling, store expansions, warehouse and distribution expansions, property purchases or leases or sale/leasebacks shall not be considered to be ordinary course);

            (e) merged or consolidated with, acquired an interest in, or purchased any securities or assets of, any Person or otherwise acquired any assets, except for acquisitions in the ordinary course of business consistent with past practice;

            (f) entered into a joint venture, partnership or similar arrangement with any Person;

            (g) leased, sold, assigned or otherwise disposed of any properties or assets, except for dispositions in the ordinary course of business consistent with past practice;

            (h) terminated, discontinued, closed or disposed of any facility or business operation or otherwise changed the general character or conduct of its business;

            (i) except for Permitted Changes, authorized, issued, sold or repurchased any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same;

            (j) declared, set aside or paid any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of Seller or any such Subsidiary;

            (k) amended its articles of incorporation, bylaws or other comparable charter or organizational documents;

            (l) made any change in the financial or accounting practices or policies customarily followed by it;

            (m) written down the value of any tangible assets or written off as uncollectible any debt, notes or accounts receivable, or made any other write-downs or write-offs, except write-downs and write-offs made in the ordinary course of business in accordance with GAAP and consistent with past practice;

            (n) licensed, mortgaged, pledged or otherwise encumbered or subjected to any Lien any assets, other than pursuant to Permitted Liens;

            (o) let lapse or terminate or failed to renew any Permit, other than with respect to Permits the failure of which to be in effect would not have, individually or in the aggregate, a Material Adverse Effect;

            (p) entered into any vendor allowance contract or agreement or similar contract or agreement with a term in excess of one year (including pursuant to any renewal provision) and which provides for payments (or pursuant to which payments can reasonably be expected to be made) in excess of $100,000 during the term of the contract or agreement or taken any significant steps with respect to entering into any of the foregoing;

            (q) entered into any merchandising or distribution or similar contract or agreement or taken any significant steps with respect to entering into any of the foregoing, other than in the ordinary course consistent with past practice with respect to contracts or agreements which do not provide for payments (or pursuant to which payments can reasonably be expected to be made) in excess of $100,000 during any one-year period or $250,000 during the term of the contract or agreement;

            (r) other than in the ordinary course consistent with past practice, engaged in any forward buying or made any change in its customary selling, pricing, advertising, billing or return practices;

            (s) waived, settled or compromised any rights having a value exceeding $10,000 individually or $50,000 in the aggregate, or settled any pending or threatened Action in an amount in excess of $10,000 individually or $50,000 in the aggregate;

            (t) cancelled any Indebtedness or repaid any Indebtedness;

            (u) failed to pay any creditor any amount owed to such creditor when due (after the expiration of any applicable grace periods) other than in the ordinary course of business consistent with past practice;

            (v) paid any Liability before the same became due in accordance with its terms other than in the ordinary course of business consistent with past practice; or

            (w) entered into any contract, agreement or arrangement, or made any commitment, to do any of the foregoing.

            SECTION 3.09. Litigation; Compliance with Laws. (a) Except as disclosed on Schedule 3.09(a), there is (i) no Action pending or, to the Knowledge of Seller, threatened against Seller or any of the Subsidiaries and to the Knowledge of Seller, no basis for any such Action that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (ii) neither Seller nor any Subsidiary is a party to or subject to or in default under any Governmental Order or order of an arbitrator which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

            (b) Seller has provided Buyer with a true and complete copy of the Settlement Agreement and the Pleadings for its review prior to the date hereof. A true and complete copy of the Settlement Agreement and the Pleadings is attached as Exhibits B-1, and B-2, respectively. The Settlement Agreement has been signed by all parties to the related Action and the Settlement Agreement remains in full force and effect. Seller is not (and, to the Knowledge of Seller, no other party is) in breach of or default under the Settlement Agreement and, to the Knowledge of

Seller, no event has occurred that, with or without notice or lapse of time or both, would result in a breach or a default thereunder. Each of the conditions set forth in paragraphs (a), (b), (c), (d) and (i) of Section 7 of the Settlement Agreement has been satisfied. The presiding judge in the Action related to the Settlement Agreement has approved sending a summary of the terms of the Settlement Agreement to the class members described in the Settlement Agreement and has scheduled a hearing to be held on June 2, 1997 to approve the Settlement Agreement. Seller has provided Buyer with a true and complete copy of the letter agreement dated March 13, 1997 between David H. Brown of Vinson & Elkins L.L.P. on behalf of Seller and Donald H. Bacon of Friday, Eldredge & Clark on behalf of the Aetna Casualty and Surety Company ("Aetna") relating to the payments to be made by Aetna in connection with the settlement of the Popp Action. Such letter agreement is in full force and effect and constitutes the entire agreement of Seller and Aetna with respect to Aetna's payment obligations under Aetna's Pension & Welfare Fund Fiduciary Responsibility Insurance Policy No. 71 FF 100990553 BCA in connection with the Popp Action. Seller has no reason to believe that Aetna will not make the payments contemplated by such letter agreement.

            (c) Except as disclosed on Schedule 3.09(c), Seller and each Subsidiary is in compliance, and the conduct of their respective businesses are in compliance, with all Laws applicable thereto, except where the failure to so comply, individually or in the aggregate, has not had or would not reasonably be expected to have, a Material Adverse Effect.

            (d) No adverse development has occurred with respect to the final approval by the General Counsel of the U.S. Equal Employment Opportunity Commission of the consent decree (in the form previously provided to Buyer) settling the charges described as item 3 of Schedule 3.09.

            SECTION 3.10. Employees. (a) Schedule 3.10(a) contains a true and complete list of each "employee benefit plan" (within the meaning of ERISA section 3(3) (including multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the Transactions or otherwise), whether formal or informal, oral or written, legally binding or not under which any employee or former employee of Seller has any present or future right to benefits or under which Seller has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Seller Plans".

            (b) With respect to each Seller Plan, Seller will deliver to Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other written communications (or a description of any oral communications) by Seller to its employees concerning the extent of the benefits provided under a Seller Plan; and (iv) for the most recent year (1) the Form 5500 and attached schedules, (2) audited financial statements, (3) actuarial valuation reports, and (4) attorney's response to auditors' requests for information.

            (c) Except as disclosed on Schedule 3.10(c), each Seller Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws in all material respects; (ii) each Seller Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification and, to the Knowledge of Seller, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;
(iii) with respect to any Seller Plan, no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Seller, threatened, and no facts or circumstances exist which could give rise to any such Actions and Seller will promptly notify Buyer in writing of any pending claims or, to the Knowledge of Seller, any threatened claims arising between the date hereof and the Closing; (iv) neither Seller nor any other party has engaged in a prohibited transaction, as such term is defined under Section 4975 of the Code or ERISA section 406, which would subject Seller or Buyer to any taxes, penalties or other Liabilities under Section 4975 of the Code or ERISA sections 409 or 502(i) that could, individually or in the aggregate, have a Material Adverse Effect; (v) no event has occurred and no condition exists which would subject Seller, either directly or by reason of its affiliation with any member of its Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c),
(m) or (o) of the Code), to any tax, fine or penalty imposed by ERISA, the Code or other applicable Laws including, but not limited to, the taxes imposed by Sections 4971, 4972, 4977, 4979, 4980B, 4976(a) of the Code or the fine imposed by ERISA section 502(c) that could, individually or in the aggregate, have a Material Adverse Effect; (vi) all insurance premiums required to be paid with respect to Seller Plans as of the Closing have been or will be paid prior thereto and adequate reserves have been provided for on the Balance Sheet for any premiums (or portions thereof) attributable to service on or prior to the Closing Date; (vii) for each Seller Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; (viii) except as disclosed on Schedule 3.10(c), all contributions required to be made prior to the Closing under the terms of any Seller Plan, the Code, ERISA or other applicable Laws have been or will be timely made and adequate reserves have been provided for on the Balance Sheet for all benefits attributable to service on or prior to the Closing; (ix) no Seller Plan provides for an increase in benefits on or after the Closing; (x) each Seller Plan may be amended or terminated without obligation or liability (other than those Liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on the Balance Sheet or obligations under plans required by contracts with labor unions); and (xi) no employee of Seller will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Seller Plan as a result of the Transactions.

            (d) Except as disclosed on Schedule 3.10(d) and except to the extent each of the following, individually or in the aggregate, could not result in a Material Adverse Effect, with respect to any Seller Plan maintained by or contributed to by Seller or any Subsidiary within six years prior to the date of this Agreement (i) no "accumulated funding deficiency" as such term is defined in ERISA section 302 and Section 412 of the Code (whether or not waived) has been incurred; (ii) no event or condition exists which could be deemed a reportable event within the meaning of ERISA section 4043 which could result in a liability to Seller or any member of its Controlled Group and no condition exists which could subject Seller or any member of its Controlled Group to a fine under ERISA section 4071; (iii) as of the Closing, Seller and each member of its Controlled Group have made all required premium payments when due to the Pension Benefit Guaranty Corporation (the "PBGC"); (iv) neither Seller nor any member of its Controlled Group is subject to any liability to the PBGC for any plan termination occurring on or prior to the Closing; (v) no amendment has occurred which has required or could require Seller or any member of its Controlled Group to provide security pursuant to Section 401(a)(29) of the Code; and (vi) neither Seller nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA section 4069.

            (e) With respect to each of Seller Plans which is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Closing, except as disclosed on Schedule 3.10(e), the assets of each such Seller Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Seller Plan on an accumulated benefits obligation basis as defined by SFAS 87.

            (f) Except as disclosed on Schedule 3.10(f), with respect to any multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) to which Seller or any member of its Controlled Group has any liability or contributes (or has within six years prior to the date of this Agreement contributed or had an obligation to contribute): (i) Seller and each member of its Controlled Group has or will have, as of the Closing, made all contributions to each such multiemployer plan required by the terms of such multiemployer plan or any collective bargaining agreement; (ii) neither Seller nor any member of its Controlled Group has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Closing, Seller or any member of its Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan that could, individually or in the aggregate, have a Material Adverse Effect; (iii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively); and (iv) neither Seller nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA section 4212(c) that could, individually or in the aggregate, have a Material Adverse Effect.

            (g) (i) Each Seller Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements; and (ii) Seller has received a favorable determination from the Internal Revenue Service with respect to any trust intended to be qualified within the meaning of Section 501(c)(9) of the Code. Seller does not have any Knowledge of any facts or circumstances that could cause the Internal Revenue Service to deny the request made by Seller on June 22, 1995 for a favorable determination letter regarding the qualified status of the ESOP.

            (h) Schedule 3.10(h) sets forth, on a plan by plan basis, the present value of benefits payable presently or in the future to present or former employees of Seller under each unfunded Seller Plan.

            (i) The valuations of the Common Stock held by the ESOP were most recently determined as of October 19, 1996 and January 11, 1997, such determinations were made in accordance with the provisions of the ESOP and such Common Stock was determined to have a fair value of $15 per share as of October 19, 1996 and $15 per share as of January 11, 1997. There are not more than 1,050,000 Withdrawable Shares.

            (j) Subject to the effectiveness of the Settlement Agreement upon receipt of final judicial approval, except for Liabilities expressly imposed by the Settlement Agreement and Liabilities in an aggregate amount not to exceed $25,000 to present or former ESOP participants who have opted out of the class described in the Settlement Agreement, none of Seller or any Subsidiary shall have any Liability arising out of, resulting from or relating to any act or failure to act by Seller or any of the Subsidiaries or any of its other Affiliates or any director, officer, employee, representative of agent or Seller, any Subsidiary or any such Affiliate in connection with the ESOP or any facts or circumstances relating to the ESOP, including any Liability alleged in Popp v. Randalls Food Markets, Inc., C.V. H-95-5400 (S.D. Tex., Houston Div.) (the "Popp Action").

            (k) Except as disclosed on Schedule 3.10(k), (i) to the Knowledge of Seller, neither Seller nor any of the Subsidiaries is the subject of any proceeding asserting that it or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (ii) there is no strike, work stoppage or other labor dispute involving Seller or any of the Subsidiaries pending or, to the Knowledge of Seller, threatened and, since January 1, 1992, there has not been any such action; (iii) no Action brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of Seller's employees or any Governmental Entity (including the Equal Employment Opportunity Commission) is pending or, to the Knowledge of Seller, threatened against Seller or any of the Subsidiaries; (iv) no grievance is pending or, to the Knowledge of Seller, threatened against Seller or any of the Subsidiaries relating to employment matters; (v) to the Knowledge of Seller, no Governmental Entity intends to conduct an investigation relating to any employees of Seller or any Subsidiary and no such investigation is in progress;
(vi) neither Seller nor any of the Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, or any other Governmental Order of, any Governmental Entity (including the Equal Employment Opportunity Commission) relating to employees or employment practices; (vii) Seller and each Subsidiary is in compliance with all applicable Laws, agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment except for failures to comply, if any, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; (viii) Seller has paid in full to all employees of Seller and the Subsidiaries all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program or Law; (ix) Seller is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of Seller, nor will Seller have any liability which exists or arises, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of or in connection with the Transactions or as a result of the termination by Seller of any persons employed by Seller or any of the Subsidiaries on or prior to the Closing; and

(x) to the Knowledge of Seller, no union organizational campaign is in progress with respect to the employees of Seller or a Subsidiary and no question concerning representation exists respecting such employees.

            SECTION 3.11. Tax Returns and Tax Payments. Except for matters that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or matters that are disclosed on Schedule 3.11 or in the Financial Statements, (a) Seller and each of the Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Seller or any of the Subsidiaries is or has been a member (a "Consolidated Group") has timely filed all Tax Returns required to be filed by it, has paid all Taxes due and has provided adequate reserves in the Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any returns; (b) all such Tax Returns were and are in all respects true, complete and correct; (c) neither Seller nor any Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed; (d) except for Taxes not yet due, no claim for unpaid Taxes has become a Lien against the property of Seller or any of the Subsidiaries or is being asserted against Seller or any of the Subsidiaries; (e) no audit of any Tax Return of Seller or any of the Subsidiaries is being conducted by a Tax authority with regard to any Taxes or Tax Returns of Seller or any Subsidiary and no issue has been raised by any Tax authority that could, by application of the same or similar principles, reasonably be expected to result in an adjustment to any Taxes or Tax Returns of Seller or any Subsidiary in any subsequent period; (f) no extension of the statute of limitations on the assessment of any Taxes has been granted by Seller or any of the Subsidiaries and is currently in effect; (g) no consent under Section 341(f) of the Code has been filed with respect to Seller or any of the Subsidiaries; (h) neither Seller nor any of the Subsidiaries is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by Seller or any Subsidiary of any "excess parachute payments" within the meaning of Section 280G of the Code; (i) neither Seller nor any of the Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Seller or any Subsidiary, and the Internal Revenue Service has not proposed any such adjustment or change in accounting method; (j) none of Seller or the Subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (k) Seller has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (l) none of Seller or the Subsidiaries is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required income or franchise tax returns; (m) Seller and each of the Subsidiaries have made all payments of estimated Taxes required to be made under Section 6655 of the Code and any comparable state, local or foreign Tax provision; (n) all Taxes required to be withheld, collected or deposited by or with respect to Seller and each of the Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (o) neither Seller nor any of the Subsidiaries has issued or assumed (i) any obligations described in Section 279(a) of the Code, (ii) any applicable high yield discount obligations, as defined in Section 163(i) of the Code, or (iii) any registration-required obligations, within the meaning of Section 163(f)(2) of the Code, that is not in registered form; (p) there are no written requests from any Tax authority for information currently outstanding that could reasonably be expected to affect the Taxes of Seller or any of the Subsidiaries; (q) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Tax liability of Seller or one of the Subsidiaries; (r) neither Seller nor any Subsidiary is a party to any agreement relating to the allocation, indemnification or sharing of Taxes; (s) none of Seller and the Subsidiaries has been a member of an affiliated group filing consolidated federal income Tax Returns (other than a group the common parent of which was Seller); and (t) neither Seller nor any of the Subsidiaries has any liability for Taxes of any Person other than Seller and the Subsidiaries
(i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or
(iii) otherwise. As used herein, "Taxes" shall mean all taxes of any kind, including those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

            SECTION 3.12. Properties. (a) Schedule 3.12(a) sets forth, by address, owner and usage, all of the real property owned by Seller and the Subsidiaries, including all land, easements or rights of way granted to Seller or the Subsidiaries, any reciprocal easement, operating agreement, management agreement whereby a third party manages any real property, mortgages and leases relating thereto, true and complete copies (including all amendments and supplements thereto) of which have been delivered to Buyer (collectively, the "Owned Real Property"). Each of Seller and the Subsidiaries has good and sufficient, valid and marketable fee title to the Owned Real

Property free and clear of all Liens, options to purchase or lease, leases, conditions of limitation, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except for Permitted Liens and Liens described on Schedule 3.12(a). Except as set forth on Schedule 3.12(a), there are (i) no outstanding contracts for any improvements to the Owned Real Property which have not been fully paid that, other than any such contracts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) no expenses of any kind (including brokerage and leasing commissions) pertaining to the Owned Real Property which have not been fully paid. Seller has furnished Buyer with copies of all recorded deeds, surveys and owner's title policies for the Owned Real Property in the possession of Seller or any Subsidiary. Seller has furnished Buyer with all Environmental Reports prepared since January 1, 1992.

            (b) Schedule 3.12(b) sets forth, by address, owner and usage, a true and complete list of all real property agreements (including any amendments thereto) pursuant to which Seller or the Subsidiaries lease, sublease or otherwise occupy any real property (the "Real Property Leases" and the property leased thereunder, the "Leased Real Property"), true and complete (including all amendments and supplements thereto) copies of which have been furnished to Buyer. Each of the Real Property Leases is a valid agreement and is in full force and effect in accordance with the terms thereof. Pursuant to the Real Property Leases, Seller and the Subsidiaries, as the case may be, have validly existing and enforceable leasehold, subleasehold or occupancy interests in the property leased thereunder, in each case free and clear of all Liens, except for Permitted Liens, and free from defaults and events which with the passage of time or notice or both would constitute a default, except for defaults which, individually or in the aggregate, have not had or would not reasonably be expected to have, a Material Adverse Effect. Subject to the proviso contained in
Section 3.05(b), the consummation of any of the Transactions will not require any consent or approval of any landlord under any such lease, result in any increase in rent or penalty to the party which is a tenant thereunder or result in the early termination of any Real Property Lease. None of Seller or the Subsidiaries has transferred, assigned, hypothecated, pledged or encumbered any of its rights or interest under any Real Property Lease.

            (c) Schedule 3.12(c) sets forth, by address, owner and usage, a true and complete list of all real property agreements (including any amendments thereto) pursuant to which Seller or any of the Subsidiaries leases, subleases or otherwise permits any third party to occupy any Owned Real Property or Leased Real Property (collectively, the "Third Party Leases"). Each of the Third Party Leases is in full force and effect and in each case free and clear of all Liens, except for Permitted Liens, and free from defaults by Seller or any Subsidiary and, to the Knowledge of Seller, defaults by any other party thereto and events which with the passage of time or notice or both would constitute a default (by landlord or tenant thereunder) except in any instance for defaults which, individually or in the aggregate, have not had or would not reasonably be expected to have, a Material Adverse Effect. Except as set forth on Schedule 3.12(c), none of Seller or the Subsidiaries have transferred, assigned, hypothecated, pledged or encumbered any of its rights under any of the Third Party Leases. Except as set forth on
Schedule 3.12(c), (i) none of the Third Party Leases grant any options or other rights to the tenant thereunder to purchase any of the Owned Real Property or Leased Real Property, and (ii) neither party has any option, right of possession or interest of any kind in or to any Owned Real Property or Leased Real Property (except pursuant to the Third Party Leases and except for the terms of the Leased Real Property as set forth in the applicable Real Property Leases).

            (d) Schedule 3.12(d) sets forth a true and complete list of all agreements and build and lease agreements, including any amendments thereto (as amended, the "Development Agreements"), pursuant to which (i) any third party has been given the right (exclusive or otherwise) to develop any real property for Seller or any of the Subsidiaries or (ii) Seller or any of the Subsidiaries has agreed to develop, construct or occupy in the future (whether by lease or other occupancy agreement) any real property. Except as set forth on Schedule 3.12(d), each of the Development Agreements is in full force and effect and in each case free from defaults by Seller or any Subsidiary and, to the Knowledge of Seller, defaults by any other party thereto and events which with the passage of time or notice or both would constitute a default thereunder.

            (e) To the Knowledge of Seller, each of Seller and the Subsidiaries has all Permits and certificates of occupancy necessary to own or operate its Owned Real Property and Leased Real Property as such is currently being operated and used. No such Permits will be required, as a result of any of the Transactions, to be issued, modified or supplemented after the Closing in order to permit Seller following the Transactions to continue to own or operate its Owned Real Property and Leased Real Property as such is currently being operated and used, other than any such Permits which are ministerial in nature.

            (f) To the Knowledge of Seller, the operation of the businesses and all current uses of the Owned Real Property and the Leased Real Property fully comply with all applicable zoning laws and ordinances affecting the Owned Real Property and the Leased Real Property other than those, the failure with which to comply, had not had or would not reasonably be expected to have a Material Adverse Effect. There are no actual, or to the Knowledge of Seller, threatened or imminent changes in the present zoning of the Owned Real Property or the Leased Real

Property or any part thereof or any restrictions, limitations or regulations issued, or to the Knowledge of Seller, proposed or under consideration by any Governmental Entity having or asserting jurisdiction over the Owned Real Property or the Leased Real Property or the ownership thereof.

            (g) Except as set forth on Schedule 3.12(g), neither Seller nor the Subsidiaries has received, with respect to any Owned Real Property or Leased Real Property, any written notice of default or any written notice of noncompliance with respect to applicable Laws relating to zoning, building, fire, use restriction or safety or health codes which have not been remedied in all respects which have had or could reasonably be expected to have, a Material Adverse Effect. There is no pending or to the Knowledge of Seller, threatened condemnation, expropriation, eminent domain or other governmental taking of all or any part of any of the Owned Real Property or Leased Real Property and none of Seller or the Subsidiaries has received any oral or written notice of any of the same.

            (h) Seller or a Subsidiary is in possession of and has good and marketable title to, or has valid leasehold interests in, all tangible personal property used in the business of Seller and the Subsidiaries. All such tangible personal property is free and clear of all Liens, except for Permitted Liens and as described on Schedule 3.12(h), and is in all material respects in good working order and normal operating condition and repair, ordinary wear and tear excepted. Seller and each Subsidiary has good and marketable title to its respective inventory and accounts receivable, free and clear of all Liens, except for Permitted Liens and Liens described on Schedule 3.12(h).

            (i) To the Knowledge of Seller, all components of buildings, structures and other improvements included within the Owned Real Property and the Leased Real Property, including, but not limited to, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking, and systems and facilities included therein, are in good working order and repair and free of structural defects (normal wear and tear excepted).

            SECTION 3.13. Environmental Matters. Except as disclosed on Schedule 3.13, which disclosed items of non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

            (a) Seller and the Subsidiaries hold and formerly held, and are, and have been, in compliance with, all Environmental Permits, and Seller and the Subsidiaries are, and have been, otherwise in compliance with all applicable Environmental Laws and, to the Knowledge of Seller, there are no existing conditions that might prevent or interfere with such compliance in the future, except for items of non-compliance or existing conditions which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

            (b) To the Knowledge of Seller, none of Seller or the Subsidiaries has received any Environmental Claim, and none of Seller or the Subsidiaries is aware after reasonable inquiry, of any threatened Environmental Claim or of any circumstances, conditions or events that could reasonably be expected to give rise to an Environmental Claim, against Seller or any of the Subsidiaries;

            (c) None of Seller or the Subsidiaries has entered into or agreed to any consent decree, order or agreement under any Environmental Law, and none of Seller or the Subsidiaries is subject to any material judgment, decree, order or other material requirement relating to compliance with any Environmental Law or to investigation, cleanup, remediation or removal of regulated substances under any Environmental Law;

            (d) There are no (i) underground storage tanks, (ii) polychlorinated biphenyls, (iii) asbestos or asbestos-containing materials, (iv) urea-formaldehyde insulation, (v) sumps, (vi) surface impoundments, (vii) landfills, (viii) sewers or septic systems or (ix) Hazardous Materials present at or about any facility currently or formerly owned, leased, operated or otherwise used by Seller or any of the Subsidiaries that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

            (e) There are no past (including with respect to assets or businesses formerly owned, leased or operated by Seller or any of the Subsidiaries) or present actions, activities, events, conditions or circumstances, including the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, or the presence of wetlands, that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or materially restrict the use or further development of any asset currently owned, leased or operated by Seller or any of the Subsidiaries under any Environmental Laws or any contract or agreement;

            (f) No modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the Transactions or the continuation of the business of Seller and the Subsidiaries following such consummation;

            (g) Hazardous Materials have not been generated, transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by Seller or any of the Subsidiaries, in violation of or in a manner or to a location that could, individually or in the aggregate, result in a Material Adverse Effect;

            (h) Seller and the Subsidiaries have not assumed, contractually or by operation of Law, any Liabilities under any Environmental Laws; and

            (i) Seller and the Subsidiaries have accrued or otherwise provided, in accordance with general accepted accounting principles, for all damages, Liabilities, penalties or costs that they may incur in connection with any claim pending or threatened against them, or any requirement that is or may be applicable to them, under any Environmental Laws, and such accrual or other provision is reflected in the Balance Sheet.

            SECTION 3.14. Contracts. (a) Except as described on Schedule 3.14(a) or as specifically described on Schedules 3.12(a), (b) or (c), as of the date of this Agreement, none of Seller or any Subsidiary is a party to any, written or oral:

            (i) contract or agreement containing covenants limiting the freedom of Seller or any Subsidiary after the date hereof to engage in any line of business in any geographic area or to compete with any Person, including limitations on Seller's freedom to enter into other contracts;

            (ii) contract, agreement or instrument (including take-or-pay or keep-well agreements) under which (1) Seller or any Subsidiary has incurred any Indebtedness, (2) any Person has directly or indirectly guaranteed any Liabilities of Seller or a Subsidiary, or (3) Seller or a Subsidiary has directly or indirectly guaranteed any Liabilities of any Person;

            (iii) mortgage, pledge, security agreement, deed of trust or other instrument creating or purporting to create a Lien (including with respect to properties acquired under conditional sales, capital leases or other title retention or security devices), other than any mortgage, pledge, security agreement, deed of trust or other instrument creating or purporting to create a Lien on assets with an aggregate fair market value which does not exceed $50,000;

            (iv) contract, agreement or instrument providing for indemnification by Seller or a Subsidiary of any Person with respect to any Liabilities other than any contract, agreement or instrument entered into in the ordinary course of business consistent with past practice;

            (v) vendor allowance, merchandising, distribution or similar contract or agreement which provides for payments (or pursuant to which payments can reasonably be expected to be made) in excess of $100,000 during the term of the contract or agreement;

            (vi) any partnership, joint venture, shareholders' or other similar contract or agreement with any Person;

            (vii) contract, option, right of first refusal, purchase contract or other contractual right or agreement relating to the disposition or acquisition or leasing of any properties or assets (other than inventory) after the date hereof;

            (viii) contract or agreement (other than this Agreement) that (1) limits or contains restrictions on the ability of Seller or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to change the lines of business in which it participates or engages or to engage in any merger or business combination or (2) requires Seller or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

            (ix) contract or agreement which is terminable by the other party thereto, or gives such other party any right of amendment or acceleration or pursuant to which Seller or any Subsidiary would lose any benefit under, upon a change of control or recapitalization of Seller or one of the Subsidiaries;

            (x) power of attorney or similar instrument not made in the ordinary course of business consistent with past practice since December 31, 1994; and

            (xi) contract or agreement which provides for payments (or pursuant to which payments can reasonably be expected to be made) after the date hereof in excess of $100,000 during any one-year period or $200,000 during the term of the contract or agreement and which is not otherwise listed on Schedules 3.03(c), 3.10(a), 3.12(a), 3.12(b), 3.12(c), 3.12(d), 3.14(a) or
      3.19.

            (b) Except as set forth on Schedule 3.14(b), neither Seller nor any Subsidiary is (and, to the Knowledge of Seller, no other party is) in breach of or default under any contract or agreement listed on Schedules 3.03(c), 3.10(a), 3.12(a), 3.12(b), 3.12(c), 3.12(d), 3.14(a) or 3.19, and, to the Knowledge of
Seller, no event has occurred that, with or without notice or lapse of time or both, would result in a breach or a default thereunder, in each case except for breaches, defaults or events which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. Seller has delivered to Buyer true and complete copies of all the written contracts or agreements described on the Schedules listed in the preceding sentence and written summaries of any oral contract or agreement described on any such Schedule.

            SECTION 3.15. Intellectual Property. Except as set forth on Schedule 3.15, to the Knowledge of Seller, Seller or one of the Subsidiaries owns (in each case, free and clear of any Liens) all rights to all Intellectual Property used by Seller and each of the Subsidiaries, including the exclusive right to use the trade names "Randall's", "Tom Thumb" and "Simon David" and any variations thereof used by Seller or the Subsidiaries. Except as set forth on
Schedule 3.15, Seller and the Subsidiaries have the exclusive right to use in the State of Texas the trade names "Randall's", "Tom Thumb" and "Simon David" and any variations thereof used by Seller or the Subsidiaries. Except as set forth on Schedule 3.15, to the Knowledge of Seller, no other Person has a United States trademark registration in effect, or to the Knowledge of Seller, a United States trademark application pending, in respect of any of such Intellectual Property. Except as disclosed on Schedule 3.15, (a) to the Knowledge of Seller, the use of any Intellectual Property by Seller or the Subsidiaries does not infringe on the rights of any Person, (b) to the Knowledge of Seller, no Person is infringing on any right of Seller or any of the Subsidiaries with respect to any of Seller's Intellectual Property, (c) there is no decree, undertaking or agreement limiting the scope of Seller's right to use any of its Intellectual Property and (d) Seller has not granted any license to any Person for the use of any of Seller's Intellectual Property. Except as set forth on Schedule 3.15, all trademark registrations are valid and subsisting and in full force and effect and all affidavits of continuing use have been filed on a timely basis. Except as set forth on Schedule 3.15, to the Knowledge of Seller, there are no infringing or diluting uses of Seller's or any Subsidiary's Intellectual Property.

            SECTION 3.16. Insurance. Schedule 3.16 contains a true and complete list of all insurance policies (the "Insurance Policies") that insure the business, operations or employees of Seller or any Subsidiary or affect or relate to the ownership, use or operation of any of the properties of Seller or any Subsidiary, including a description of whether such insurance policies are "occurrence based" or "claims made" policies. The

Insurance Policies are in such amounts, with such deductibles and against such risks and losses as are reasonable to insure the businesses, properties, assets and employees of Seller and the Subsidiaries. None of the Insurance Policies will terminate or lapse by reason of any of the Transactions. Each of the Insurance Policies is valid and binding and in full force and effect, no premiums thereunder have not been paid (within any applicable grace period) and neither Seller nor any Subsidiary is in default thereunder in any material respect. No insurer under any such policy has cancelled or generally disclaimed liability under any such policy or indicated any intent to do so or to materially increase the premiums payable or not to renew any such policy. All material claims of which notice has been given to an insurance company under any Insurance Policy filed since January 1, 1994 are listed on Schedule 3.16 and have been filed in a timely fashion.

            SECTION 3.17. Brokers. No broker, investment banker, financial advisor or other Person, other than PaineWebber Incorporated, the fees and expenses of which will be paid by Seller (pursuant to a fee agreement, a copy of which has been provided to Buyer), is entitled to any brokerage, finder's, financial advisor's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Seller.

            SECTION 3.18. Agreements to Sell Assets, Merge or Consolidate. Except as set forth on Schedule 3.18, none of Seller or any Subsidiary has any agreement, absolute or contingent, with any other Person to sell the capital stock, assets (other than sales of assets that would not be prohibited under Section 3.08(g)) or business of Seller or any Subsidiary or to effect any merger, consolidation (other than mergers and consolidations that would not be prohibited under Section 3.08(e)) or other reorganization of Seller or any Subsidiary or to enter into any agreement with respect thereto.

            SECTION 3.19. Transactions with Certain Persons. Except as set forth on Schedule 3.19, no officer, director or employee of Seller or any Subsidiary nor any Affiliate of any such Person nor any member of any such Person's immediate family is a party to any contract, agreement, transaction or other arrangement with Seller or any Subsidiary, (i) providing for the furnishing of services (except in such Person's capacity as an officer, director or employee) by, (ii) providing for the rental of real or personal property, (iii) providing for a loan or advance of funds, or (iv) otherwise requiring payments to (other than for services as officers, directors or employees of Seller or any Subsidiary) or from any such Person.

            SECTION 3.20. Food Depot, Inc.. The 51% interest in Food Depot, Inc., a Texas corporation ("Food Depot"), held by Lew Harpold (the "Food Depot Interest") is freely transferrable without any loss or impairment of any Permits held by Food Depot as long as the provisions of the Texas Alcoholic Beverage Code and related regulations, including those setting criteria as to who may own an entity which has been issued such Permits, are met. Randall's Food & Drugs, Inc. holds the other 49% interest in Food Depot. Food Depot holds all Permits necessary for the beer and wine operations conducted on the premises of Seller and the Subsidiaries and is the owner of the beer and wine inventory located on such premises.

            SECTION 3.21. Board Recommendation. The Board of Directors of Seller, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (a) determined that this Agreement and the Transactions, including the Amendment, the Purchase, the Option, the Financing and the Tender Offer, taken together are fair to and in the best interests of the Common Shareholders, and (b) resolved to recommend that the Common Shareholders approve the foregoing, provided, that such recommendation need not include a recommendation that the Common Shareholders accept the Tender Offer.

            SECTION 3.22. Required Seller Vote. The approval of the Transactions by the affirmative vote of a majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of Seller's securities necessary to enable Seller to consummate the Transactions. There is no vote of the holders of any class or series of Seller's securities necessary to approve the Shareholders Agreement.

            SECTION 3.23. Information Supplied. None of the information supplied or to be supplied by Seller for inclusion in any proxy statement, tender offer statement or other communication to the Common Shareholders relating to or in connection with the Shareholder Approval or the Tender Offer (the "Proxy/Tender Offer Statement") will, as of the date it is first mailed to the Common Shareholders, at the time of the Shareholders Meeting or at the time any shares of Common Stock are purchased pursuant to the Tender Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            SECTION 3.24. State Takeover Statutes. No state takeover statute or similar statute or regulation of the State of Texas (and, to the Knowledge of Seller after due inquiry, of any other state or jurisdiction) applies or purports to apply to the Agreement or any of the Transactions. No provision of the Articles, Bylaws or other governing instruments of Seller or the articles of organization, bylaws or other governing instruments of any of the Subsidiaries would, directly or indirectly, restrict or impair the ability of Buyer or its Affiliates to vote, or otherwise to exercise the rights of a shareholder with respect to, securities of Seller and the Subsidiaries that may be acquired or controlled by Buyer or its Affiliates or permit any shareholder to acquire securities of Seller on a basis not available to Buyer in the event that Buyer were to acquire securities of Seller, and neither Seller nor any of the Subsidiaries has any shareholders rights plan, preferred stock or similar arrangement which have any of the aforementioned consequences.

            SECTION 3.25. Books and Records. The minute books and other similar records of Seller and the Subsidiaries as made available to Buyer prior to the execution of this Agreement contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders and the boards of directors (or similar governing bodies) of Seller and the Subsidiaries. The stock transfer ledgers and other similar records of Seller and the Subsidiaries as made available to Buyer prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of Seller and the Subsidiaries.

            SECTION 3.26. Effect of Transaction. To the Knowledge of Seller, as of the date of this Agreement, no creditor, employee, client, customer or other Person having a material business relationship with Seller or any Subsidiary has informed Seller or any Subsidiary in writing that such Person intends to change such relationship because of the Agreement or the Transactions.

            SECTION 3.27. Full Disclosure. No representation or warranty of Seller in this Agreement, nor any statement or certificate furnished or to be furnished to Buyer pursuant to this Agreement, or in connection with the Transactions, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not false or misleading.

                                   ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Seller as follows:

            SECTION 4.01. Organization, Standing and Corporate Power. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its properties and to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business as a foreign entity in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

            SECTION 4.02. Authority; Noncontravention. (a) Buyer has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the Transactions. The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder, and the consummation by Buyer of the Transactions have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

            (b) Except for the filings required under the HSR Act, the execution and delivery of this Agreement by Buyer does not, and the consummation of the Transactions and compliance with the provisions hereof by Buyer will not, conflict with, result in any breach or violation of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give rise to a right of termination, amendment or acceleration of a "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Buyer under, (i) organizational documents of Buyer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, joint venture or other agreement, instrument, permit, concession, franchise or license applicable to Buyer or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law, Governmental Order or arbitration award applicable to Buyer or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that could not, individually or in the aggregate, prevent, hinder or materially delay the ability of Buyer to consummate the Transactions. No consent, approval, order or authorization of, action by, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Buyer in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation by Buyer of the Transactions, except for (i) the notification requirements of the HSR Act and (ii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required.

            SECTION 4.03. Purchase for Investment. Buyer acknowledges that the Shares have not been registered under the Securities Act or under any state securities laws. Buyer (i) is not an underwriter as such term is defined under the Securities Act, (ii) is acquiring the Shares solely for investment with no present intention to distribute any of the Shares to any Person and (iii) will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

            SECTION 4.04. Brokers. No unaffiliated broker, investment banker, financial advisor or other Person is entitled to any brokerage, finder's, financial advisor's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Buyer or its Affiliates.

                                   ARTICLE V.

                                    COVENANTS

            SECTION 5.01. Conduct of Business of Seller. During the period from the date of this Agreement to the Closing (except as specifically required by this Agreement), Seller shall, and shall cause the Subsidiaries to, conduct their respective businesses only in the ordinary course of business consistent with past practice (including with respect to advertising, promotions, capital expenditures, inventory levels, payment of employee and officer compensation, payment of payables and the collection of receivables), and use its and their respective best efforts to preserve intact its and their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of the foregoing, except as specifically required by this Agreement or except as described on Schedule 5.01, Seller shall not, and shall cause the Subsidiaries to not, do any of the following without the prior written consent of Buyer:

            (a) terminate or amend in any material respect any contract or agreement listed on Schedules 3.03(c), 3.10(a), 3.12(a), 3.12(b), 3.12(c),
3.12(d), 3.14(a) or 3.19;

            (b) enter into any contract or agreement of the type described in Sections 3.03(c), 3.10(a), 3.12(a) 3.12(b), 3.12(c), 3.12(d), 3.14(a) or 3.19,
which contract or agreement would be
required to be set forth on any such Schedule if such contract or agreement were in effect as of the date of this Agreement;

            (c) terminate or amend (in any material respect) any Seller Plan or implement or enter into any plan, agreement, program, policy or arrangement that would be a Seller Plan if implemented;

            (d) grant to any employee, if the annual salary payable to such employee is at least $75,000, any increase in compensation or benefits, except as may be required under agreements in effect as of the date of this Agreement or any Seller Plan;

            (e) make any election with respect to Taxes;

            (f) amend the CapEx Budget;

            (g) make any capital expenditure or commitment for any capital expenditure, except (i) prior to June 29, 1997, (A) as described in the CapEx Budget or (B) which does not exceed $100,000 in respect of any project and (ii) on or after June 29, 1997, which does not exceed $100,000 in respect of any project, provided, that (1) in no event shall the aggregate amount of capital expenditures or commitments for capital expenditures in respect of the projects referenced in clause (i)(B) and (ii) exceed $2 million and (2) no expenditure or commitment for any expenditure shall be made for new stores, property purchases or leases or sale/leasebacks without Buyer's prior written consent; or

            (h) take any action which could cause any representation or warranty of Seller contained in this Agreement (including those set forth in Section 3.08) to be or become untrue at Closing or could result in any breach of any covenant made by Seller in this Agreement.

            SECTION 5.02. Prepayment of Indebtedness and Redemption of Preferred Stock. Seller shall take such action as Buyer may reasonably request, in order to facilitate the (a) the elimination of any non-compliance by Seller or any Subsidiary with any of the terms of and the prepayment of the obligations of Seller and the Subsidiaries under the Credit Agreement and the Note Purchase Agreement at the Closing including, with respect to the Note Purchase Agreement, the payment of the Make-Whole Price, in accordance with the terms thereof (the "Debt Prepayment"), and (b) redemption of the Class A Preferred Stock and the Convertible Preferred Stock at the Closing, in accordance with the terms thereof (the "Preferred Stock Redemption").

            SECTION 5.03. Additional Financial Statements. As soon as reasonably practicable after the end of the applicable period, Seller shall furnish to Buyer (a) the quarterly financial statements of Seller and each of the Subsidiaries for all fiscal periods subsequent to the Balance Sheet Date, which shall have been prepared in accordance with GAAP applied on a basis consistent with the Interim Financial Statements, subject to normal year-end adjustments and the absence of footnote disclosure, (b) all four week period financial statements of Seller and each of the Subsidiaries (for periods subsequent to January 11, 1997), which shall have been prepared in a manner consistent with past practice, and (c) any other financial information of Seller or the Subsidiaries as may reasonably be requested by Buyer.

            SECTION 5.04. WARN. Neither Seller nor any of the Subsidiaries shall effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of Seller or any Subsidiary, without notifying Buyer or its Affiliates in advance and without complying with the notice requirements and other provisions of WARN.

            SECTION 5.05. Articles of Incorporation. As soon as practicable following the receipt of the Shareholder Approval, Seller shall file the Amendment in accordance with the TBCA. The Amendment shall become effective at such time as the Amendment is duly filed with the Secretary of State of the State of Texas. The Articles, as amended, shall read in their entirety substantially in the form set forth as Exhibit C hereto, and, as so amended and until thereafter further amended as provided therein and under the TBCA, shall be the articles of incorporation of Seller following the Closing.

            SECTION 5.06. Preparation of Proxy/Tender Offer Statement; Shareholders Meeting. Seller shall, as promptly as practicable following the date of this Agreement and in consultation with Buyer:

            (a) Prepare the Proxy/Tender Offer Statement and cause it to be mailed to each Common Shareholder of record entitled to vote at the Shareholders Meeting in accordance with the TBCA. Seller shall not mail the Proxy/Tender Offer Statement without obtaining the prior approval thereof by Buyer. The information provided and to be provided by Buyer and Seller, respectively, for use in the Proxy/Tender Offer Statement shall, at the time that it is given to the Common Shareholders, on the date of the Shareholders Meeting, and at the time the shares of Common Stock are purchased pursuant to the Tender Offer, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and Seller and Buyer each agree to correct any information provided by it for use in the Proxy/Tender Offer Statement which shall have become false or misleading. The Proxy/Tender Offer Statement shall set forth the proposed Amendment and the terms of the Tender Offer or a summary thereof.

            (b) Duly call, give notice of, convene and hold the Shareholders Meeting. Subject to its fiduciary duties under the TBCA, the Board of Directors of Seller shall recommend approval of the Shareholder Approval Matters to the Common Shareholders. Seller shall use its best efforts to hold the Shareholders Meeting as soon as practicable after the date hereof.

            (c) Commence the Tender Offer for three separate pools of Common Stock, the first for up to 1,104,336 ESOP Shares, the second for up to 200,435 Putable Shares and the third for up to 4,280,415 Non-ESOP Shares, each at a price equal to $16.00 per share of Common Stock, to the Common Shareholders in cash (the "Tender Offer Price"). Provided that this Agreement shall not have been terminated in accordance with Section 7.01, Seller shall consummate the Tender Offer and accept for payment and purchase the shares of Common Stock tendered pursuant to the Tender Offer concurrently with the consummation of the Purchase. Without the prior written consent of Buyer, Seller shall not change the Tender Offer Price, change the number of shares of Common Stock being sought in the Tender Offer or in any of its component pools, change the form of consideration payable in the Tender Offer, add additional conditions to the Tender Offer, or make any other change in the terms or conditions of the Tender Offer. The Tender Offer shall be made by means of the Proxy/Tender Offer Statement, which document shall not be supplemented or amended without Buyer's prior approval. Upon the terms and subject to the conditions of the Tender Offer, Seller shall purchase all the shares of Common Stock which are validly tendered on or prior to the expiration of the Tender Offer and not withdrawn, provided, that, subject to the next two sentences (i) as to any tendered ESOP Shares attributable to a particular ESOP participant, the ESOP, in respect of ESOP Shares attributable to such participant, shall be deemed to have tendered all of the Withdrawable Shares attributable to such participant prior to having tendered any of the Non-Withdrawable Shares attributable to such participant,
(ii) subject to the provisions of clause (i), if the Tender Offer shall be oversubscribed by holders of ESOP Shares, Seller shall accept for payment and purchase the validly tendered (and not withdrawn) shares of Common Stock by such holders on a pro rata basis, (iii) if the Tender Offer shall be oversubscribed with respect to the Putable Shares, Seller shall accept for payment and purchase the validly tendered (and not withdrawn) Putable Shares on a pro rata basis and
(iv) if the Tender Offer shall be oversubscribed by holders of Non-ESOP Shares, Seller shall accept for payment and purchase the validly tendered (and not withdrawn) shares of Common Stock by such holders on a pro rata basis (after giving effect to any assignment described below). The Proxy/Tender Offer Statement will describe procedures pursuant to which any holder of Non-ESOP Shares may assign such holder's right to have purchased by Seller in the Tender Offer all or a portion of such Non-ESOP Shares which have been actually accepted for purchase by Seller in the Tender Offer (the Non-ESOP Shares subject to any such assignment, "Assigned Shares"), provided that an assignee cannot as a result of any such attempted assignment sell as Assigned Shares Shares of such assignee that have otherwise been accepted for purchase in the Tender Offer. For purposes of this Section 5.06(c) the term "ESOP" includes any plan, entity or other Person who succeeds the ESOP as holder of the Common Stock held by the ESOP.

            SECTION 5.07. Access to Information; Confidentiality. (a) Seller shall, and shall cause the Subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Buyer and its representatives and to potential financing sources reasonable access during normal business hours prior to the Closing to its properties, books, contracts, commitments, personnel and records and, during such period, Seller shall, and shall cause the Subsidiaries, officers, employees and representatives to, furnish promptly to Buyer all information concerning its business, properties, financial condition, operations and personnel as Buyer may from time to time reasonably request. Except as required by Law, each of Seller and Buyer will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

            (b) No investigation pursuant to this Section shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

            SECTION 5.08. Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Seller and Buyer agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Purchase and the other Transactions. Buyer and Seller will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, Permits (including all beer, wine and/or liquor licenses), or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any "put" right under any agreement) under any applicable Law or from any Governmental Entity or Person, including parties to loan agreements or other debt instruments, in connection with the Agreement and the Transactions, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, Permits or authorizations.

            (b) Seller shall cooperate with any reasonable requests of Buyer related to the recording of the Transactions as a recapitalization for financial reporting purposes. In furtherance of the foregoing, Seller shall provide to Buyer for the prior review of Buyer's advisors any description of the Transactions which is meant to be disseminated.

            (c) Seller agrees to provide, and will cause the Subsidiaries and its and their respective officers and employees to provide, all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Closing, including financing in respect of the Transactions and financing to provide for the working capital needs of Seller following the consummation of the Transactions (the "Financing"), including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of Seller with respect to solvency matters, comfort letters of accountants and legal opinions customarily delivered in connection with comparable financings, in each case as may be requested by Buyer.

            (d) Buyer agrees to act in good faith and to use its reasonable best efforts to arrange the Financing, including using its reasonable best efforts
(i) to assist Seller in the negotiation of definitive agreements with respect thereto and (ii) to satisfy all conditions applicable to Buyer in such definitive agreements. Buyer will keep Seller informed of the status of its efforts to arrange the Financing.

            SECTION 5.09. Public Announcements. Neither Buyer, on the one hand, nor Seller, on the other hand, shall issue any press release or public statement with respect to the Agreement and Transactions without the other party's prior consent, except as may be required by applicable Law or court process. In addition to the foregoing, Buyer and Seller will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to the Agreement and Transactions. The parties agree that the initial press release or releases to be issued with respect to the Transactions shall be mutually agreed upon prior to the issuance thereof.

            SECTION 5.10. No Solicitation. Neither Seller nor any of the Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall Seller or any of the Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives or advisors to (a) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Person relating to any acquisition or purchase of more than 10% of the assets of Seller or any of the Subsidiaries or of more than 10% of any class of equity securities of Seller or any of the Subsidiaries or any tender offer (including a self tender) or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of equity securities of Seller or any of the Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Seller or any of the Subsidiaries (other than the Transactions) or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay any of the Transactions or which would or could reasonably be expected to materially dilute the benefits to Buyer of the Transactions (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit Seller from (i) furnishing information pursuant to an appropriate confidentiality letter (provided for informational purposes only to Buyer) concerning Seller and its businesses, properties or assets to a third party who has made an unsolicited Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party, (iii) following receipt of a Transaction Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 3.21, and/or (iv) taking any nonappealable, final action ordered to be taken by Seller by any court of competent jurisdiction, but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of Directors of Seller shall have concluded in good faith on the basis of written advice from outside counsel that such action is required to prevent the Board of Directors of Seller from breaching its fiduciary duties to the Common Shareholders under the TBCA; provided, further, that the Board of Directors of Seller shall not take any of the foregoing actions referred to in clauses (i) through (iii) until after reasonable notice to Buyer with respect to such action and that such Board of Directors shall, to the extent it may do so without breaching such fiduciary duties, continue to advise Buyer after taking such action and, in addition, if the Board of Directors of Seller receives a Transaction Proposal, then Seller shall promptly inform Buyer of the terms and conditions of such proposal and the identity of the Person making it. Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

            SECTION 5.11. Directors. Prior to the Closing, Seller shall deliver to Buyer evidence satisfactory to Buyer of the resignation of all directors of Seller and any Subsidiary (other than those individuals listed on Schedule 5.11) and the appointment as directors of Seller of those individuals designated by Buyer to Seller no later than two Business Days prior to Closing, which resignations and appointments shall be effective as of the Closing.

            SECTION 5.12. Certain Agreements. Neither Seller nor any Subsidiary will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Buyer.

            SECTION 5.13. Settlement Agreement. Seller shall use its best efforts to obtain final judicial approval of the Settlement contemplated by the Settlement Agreement and the Pleadings as promptly as practicable following the date hereof. Seller shall (a) comply with all of its obligations under the Settlement Agreement and the Pleadings, (b) not amend or modify the Settlement Agreement or the Pleadings, (c) not waive compliance by any other party to the Settlement Agreement with any provision thereof, (d) obtain the written consent of Buyer prior to the appointment of any new auditor, appraiser or trustee for the ESOP (which consent shall not be unreasonably withheld) and (e) obtain the written consent of Buyer prior to any withdrawal by Seller from the settlement contemplated by the Settlement Agreement or termination of the Settlement Agreement or such settlement.

            SECTION 5.14. ESOP Amendment. Seller shall cause the Amended and Restated ESOP attached as Exhibit D hereto to be effective as of April 1, 1997. Seller agrees that, after giving effect thereto (i) the transactions set forth in Section 5.06(c) will be able to be effectuated, (ii) no additional shares of Common Stock will be purchased by the ESOP or allocated to the account of any participant thereunder and (iii) the ESOP will be converted to a 401(k) plan with diversified investment alternatives. As promptly as practicable following the date hereof, Seller agrees to enter into a new trust agreement related to the ESOP which reflects the changes to the ESOP reflected in the Amended and Restated ESOP, provided, that Seller shall obtain the written consent of Buyer prior to entering into such trust agreement (which consent shall not be unreasonably withheld).

                                   ARTICLE VI.

                              CONDITIONS PRECEDENT

            SECTION 6.01. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transactions is subject to the following conditions:

            (a) Shareholder Approval and the Amendment. The Shareholder Approval shall have been obtained and the Amendment shall have become effective in accordance with the TBCA.

            (b) HSR Act. The waiting period (including any extension thereof) applicable under the HSR Act shall have been terminated or shall have expired.

            (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transactions, including the Purchase, shall be in effect; provided, however, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

            (d) Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as if such representations and warranties were made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement. Seller shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Buyer a certificate of Seller (signed by an executive officer of Seller) to the foregoing effect.

            (e) Consents. Such Permits (including the continued availability of all beer, wine and/or liquor licenses), consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the Transactions shall have been obtained, except such Permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Buyer or Seller or the failure of which to have received would not (as compared to the situation in which such Permit, consent, approval, authorization, qualification or order had been obtained) materially dilute the aggregate benefits to Buyer of the Transactions.

            (f) No Litigation. There shall not be pending or threatened by any Governmental Entity or any Person any Action, (i) challenging or seeking to restrain or prohibit the consummation of the Purchase or any of the other Transactions or seeking to obtain from Buyer or any of its Affiliates any damages that are material to any such party, (ii) seeking to prohibit or limit the ownership or operation by Seller or any of the Subsidiaries of any material portion of the business or assets of Seller or any of the Subsidiaries, or seeking to dispose of or hold separate any material portion of the business or assets of Seller or any of the Subsidiaries, as a result of the Purchase or any of the other Transactions or the Shareholders Agreement, or (iii) seeking to impose limitations on the ability of Buyer to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock, including the right to vote Common Stock on all matters properly presented to the Common Shareholders.

            (g) Board of Directors. The Board of Directors of Seller shall consist of those persons listed on Schedule 5.11 and those individuals designated by Buyer pursuant to Section 5.11.

            (h) Financing. Seller shall have received the proceeds of the Financing on terms reasonably satisfactory to Buyer in an amount equal to or in excess of $475 million.

            (i) Indebtedness and Preferred Stock. Seller shall have consummated the Debt Prepayment and the Preferred Stock Redemption.

            (j) Shareholders Agreement. The Shareholders Agreement shall be in full force and effect.

            (k) Option. Seller shall have executed and delivered the Option to Buyer.

            (l) Settlement Agreement. The Settlement Agreement shall be in full force and effect, Seller shall have complied with all its obligations thereunder which are required to be complied with on or prior to the Closing Date, no provision of the Settlement Agreement or the Pleadings shall have been amended or modified and Seller shall not have waived compliance by any other party thereto with any provision thereof or withdrawn from the settlement contemplated by the Settlement Agreement. In addition, Buyer shall not be required to consummate the Transactions unless (a) Seller has complied with its obligations pursuant to the first sentence of Section 5.13, (b) the United States district court shall have approved the settlement in accordance with its terms and the terms of the Pleadings and (c) Buyer shall not have any reasonable basis to believe that final judicial approval will not be obtained.

            (m) Transfer of Food Depot Interest. Upon request, Seller shall have caused the Food Depot Interest to be transferred to Buyer or its designee (without payment of any consideration, other than the Purchase Price).

            (n) ESOP Valuations. As of the date of the commencement of the Tender Offer and the Closing Date, the Common Stock held by the ESOP (or any successor 401(k) Plan) shall have been determined to have a fair value of no more than the Tender Offer Price and such determination shall have been made in accordance with the provisions of the ESOP (or such 401(k) Plan).

            SECTION 6.02. Conditions to Obligation of Seller. The obligation of Seller to consummate the Transactions is subject to the following conditions:

            (a) Shareholder Approval and the Amendment. The Shareholder Approval shall have been obtained and the Amendment shall have become effective in accordance with the TBCA.

            (b) HSR Act. The waiting period (including any extension thereof) applicable under the HSR Act shall have been terminated or shall have expired.

            (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transactions, including the Purchase, shall be in effect; provided, however, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

            (d) Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as if such representations and warranties were made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement. Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Seller a certificate of Buyer (signed by an executive officer of Buyer) to the foregoing effect.

                                  ARTICLE VII.

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 7.01. Termination. This Agreement may be terminated and abandoned at any time prior to the Closing, whether before or after approval of the Shareholder Approval Matters by the Common Shareholders:

            (a) by mutual written consent of Buyer and Seller;

            (b) by either Buyer or Seller in the event that any Governmental Entity shall have issued a final, nonappealable order, decree or ruling or taken any other final, nonappealable action enjoining, restraining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable;

            (c) by either Buyer or Seller if the Closing shall not have occurred on or before October 1, 1997 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Closing);

            (d) by Buyer, if the Shareholder Approval shall not have been obtained at the Shareholders Meeting;

            (e) by Buyer, if Seller shall have (i) withdrawn, modified or amended in any respect adverse to Buyer its approval or recommendation of this Agreement or any of the Transactions, (ii) failed as soon as practicable to mail the Proxy/Tender Offer Statement to the Common Shareholders or failed to include in such statement such recommendation, (iii) recommended any Transaction Proposal from a Person other than Buyer or any of its Affiliates, or (iv) resolved to do any of the foregoing;

            (f) by Buyer, if (i) Seller shall have exercised a right specified in the first proviso to Section 5.10 with respect to any Transaction Proposal and shall, directly or through agents or representatives, continue discussions with any third party concerning such Transaction Proposal for more than 10 Business Days after the date of receipt of such Transaction Proposal; (ii) Seller shall have taken any action described in clause (iv) of the first proviso to Section 5.10; or (iii) (1) a Transaction Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to Seller which contains a proposal as to price (without regard to the specificity of such price proposal) and (2) Seller shall not have rejected such proposal within 10 Business Days of its receipt or the date its existence first becomes publicly disclosed, if sooner; or

            (g) by Seller, if Seller exercises, pursuant to Section 5.10 of this Agreement, the right specified in clause (iii) of the first proviso to Section 5.10.

            SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either Seller or Buyer as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Buyer or Seller, other than the provisions of
Section 3.17, the last sentence of Section 5.07(a), this Section 7.02, Section
9.01 and Section 9.05 and 9.06. Nothing contained in this Section 7.02 shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

            SECTION 7.03. Amendment. This Agreement (including the Exhibits and Schedules hereto) may be amended by the parties at any time before or after any required approval by the Common Shareholders of matters presented to them in connection with the Transactions; provided, however, that after any such approval, there shall be made no amendment that by Law requires further approval by the Common Shareholders without the further approval of the Common Shareholders. This Agreement (including the Exhibits and Schedules hereto) may not be amended except by an instrument in writing signed on behalf of each of the parties.

            SECTION 7.04. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

            SECTION 8.01. Survival. Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained in this Agreement. Seller has the right to rely fully upon the representations, warranties, covenants and agreements of Buyer contained in this Agreement. All the representations and warranties of the parties contained in this Agreement shall be deemed to be repeated at the Closing for purposes of this Article VIII and shall survive the execution and delivery hereof and the Closing, and, except as set forth in the proviso below and in the last sentence of this Section, all the representations, warranties, covenants and agreements of the parties contained in this Agreement shall expire on the one-year anniversary of the Closing Date; provided, however, that any representation, warranty, covenant or agreement shall survive the time it would otherwise terminate pursuant to this Section 8.01 to the extent that notice of a breach thereof giving rise to a right of indemnification shall have been given by a party hereto in accordance with Section 8.03 prior to such time. All of the covenants and agreements of the parties contained in this Agreement to be performed on or after the date of this Agreement shall survive the Closing without limitation as to time. The indemnity contained in clause (iv) of Section 8.02(a) shall expire on the six-year anniversary of the Closing.

            SECTION 8.02. Indemnification. (a) Subject to Section 8.02(b), Seller and Robert R. Onstead shall defend, indemnify and hold harmless Buyer and its Affiliates (including KKR), each director, officer and employee of Buyer and such Affiliates, and Buyer's representatives and advisors against any loss, damage, claim, liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including interest, penalties and reasonable attorneys' fees (collectively "Damages"), arising out of, resulting from or relating to:

            (i) subject to Section 8.01, the breach of any representation or warranty of Seller contained in this Agreement (other than in Sections 3.09(b), 3.10(i) or 3.10(j)) or any certificate delivered pursuant hereto; provided, however, that Seller shall not be obligated for any indemnification pursuant to this clause unless, and then only to the extent that, the aggregate Damages indemnifiable under this clause (i) exceed $2,500,000;

            (ii) subject to Section 8.01, the breach of any representation or warranty of Seller contained in Section 3.09(b), Section 3.10(i) or
      Section 3.10(j) of this Agreement or any certificate delivered pursuant hereto to the extent such certificate relates to Section 3.09(b), Section 3.10(i) or Section 3.10(j);

            (iii) subject to Section 8.01, the breach of any covenant or agreement (whether to be performed prior to or after the Closing) of Seller contained in this Agreement or any certificate delivered pursuant hereto; or

            (iv) subject to Section 8.01, any Liability of Seller or any Subsidiary for any Taxes of Seller and the Subsidiaries relating to the pre-Closing operations of the ESOP.

            (b) To the extent any amount is payable by Seller or Robert R. Onstead pursuant to Section 8.02(a), such obligation shall be satisfied as follows: (i) in respect of the first $10,000,000 of Damages which are indemnifiable pursuant to Section 8.02(a) (which Damages would be in excess of the $2,500,000 deductible referenced in the proviso of clause (i) of such Section with respect to Damages covered by the indemnity under such clause), by Seller's issuance of Additional Shares to Buyer or its designee calculated in accordance with Section 8.02(c) or 8.02(d), as appropriate, and (ii) in respect of the next $3,000,000 of such Damages, by the contribution of cash by Robert R. Onstead to Buyer, in the case of Damages relating to a breach of any representation or warranty contained in Section 3.03, and otherwise to Seller. The foregoing amounts shall be payable only in respect of Damages for which a Notice (as defined in Section 8.03(a)) shall have been delivered to Seller (a) with respect to clause (i) of the foregoing sentence, prior to the six-year anniversary of the Closing Date and (b) with respect to clause (ii) of the foregoing sentence, the one-year anniversary of the Closing Date. Any issuance of Additional Shares pursuant to this Section shall be deemed to be an adjustment to the number of shares of Common Stock purchased under this Agreement and any payment to Buyer or its designee pursuant to this Section shall be deemed to be an adjustment to the Purchase Price. Except as described in this Section 8.02(b), no amount shall be payable by Seller or any other Person pursuant to Section 8.02(a) or 8.02(b).

            (c) In the case of Damages relating to a breach of any representation or warranty contained in Section 3.03, the number of Additional Shares to be issued pursuant to Section 8.02(b) from time to time shall equal
(1) the amount of Damages incurred by the Indemnitee (as defined in Section 8.03(a)) divided by the Fair Market Value of one share of Common Stock as of the date such Additional Shares are to be issued divided by (2) 1 minus the quotient obtained by dividing (A) the sum of (i) such Damages plus (ii) the product of the Fair Market Value of one share of Common Stock as of such date multiplied by the number of shares of Common Stock then held by Buyer and its Affiliates by
(B) the product of the Fair Market Value of one share of Common Stock multiplied by the number of shares of Common Stock outstanding as of the date such Additional Shares are to be issued.

            (d) Except as otherwise provided in Section 8.02(c), the number of Additional Shares to be issued pursuant to Section 8.02(b) from time to time shall equal (1) a fraction (A) the numerator of which shall equal the number of shares of Common Stock outstanding as of the date such Additional Shares are to be issued minus the number of shares of Common Stock then held by Buyer and its Affiliates, and (B) the denominator of which shall equal 1 minus a fraction, (i) the numerator of which shall equal the number of shares of Common Stock then held by Buyer and its Affiliates multiplied by the Fair Market Value of one share of

Common Stock as of such date, and (ii) the denominator of which shall equal (a) the number of shares of Common Stock then outstanding multiplied by the Fair Market Value of one share of Common Stock as of such date minus (b) the amount of Damages incurred by the Indemnitee minus (2) the number of shares of Common Stock then outstanding.

            (e) For purposes of clause (i) of Section 8.02(a), a "Material Adverse Effect" (as such term is used in any representation or warranty contained in Article III) shall be deemed to have occurred if the aggregate of all Damages related to any such representation or warranty shall exceed $10,000.

            (f) The term "Damages" as used in this Article VIII is not limited to matters asserted by third parties against any party entitled to be indemnified under this Article VIII, but includes Damages incurred or sustained by any such party in the absence of third party claims.

            SECTION 8.03. Indemnification Procedures. (a) In the event that a party shall incur or suffer any Damages in respect of which indemnification may be sought hereunder, such party (the "Indemnitee") may assert a claim for indemnification by written notice (the "Notice") to the party from whom indemnification is being sought (the "Indemnitor"), stating the amount of Damages, if known, and the nature and basis of such claim. In the case of Damages arising or which may arise by reason of any third party Action, promptly after receipt by the Indemnitee of written notice of the assertion or the commencement of any Action with respect to any matter in respect of which indemnification may be sought hereunder, the Indemnitee shall give Notice to the Indemnitor with respect thereto, provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder, the Indemnitor shall be entitled to assume the defense thereof, at its sole expense, by written notice of its intention to do so to the Indemnitee within 30 days after receipt of the Notice. If the Indemnitor shall assume the defense of such Action, it shall not settle such Action or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee from all liability with respect to such Action and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee and does not otherwise adversely affect the Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder. As long as the Indemnitor is contesting any such Action in good faith and on a timely basis, the Indemnitee shall not pay or settle any claims brought under such Action. Notwithstanding the assumption by the Indemnitor of the defense of any Action as provided in this Section, the Indemnitee shall be permitted to participate in the defense of such Action and to employ counsel at its own expense; provided, however, that if such Indemnitee shall have reasonably concluded that counsel selected by Indemnitor has a conflict of interest because of the availability of different or additional defenses to such Indemnitee, such Indemnitee shall have the right to select separate counsel to participate in the defense of such Action on its behalf, at the expense of the Indemnitor.

            (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Action within the prescribed period of time, or shall notify the Indemnitee that it will not assume the defense of any such Action, then the Indemnitee may assume the defense of any such Action, in which event it may do so acting in good faith in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determination made in such Action. The Indemnitor shall be permitted to join in the defense of such Action and to employ counsel at its own expense.

            (c) Amounts payable by the Indemnitor to the Indemnitee in respect of any Damages for which such party is entitled to indemnification hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

            SECTION 8.04. Tax Limitations. The amount of any Damages or other liability for which indemnification is provided under this Agreement shall be
(a) increased to take account of any Tax cost incurred (grossed up for such increase) by the Indemnitee arising from the receipt of indemnity payments hereunder and (b) reduced to take account of any Tax benefit realized by the Indemnitee arising from the incurrence or payment of any such Damages or other liability. Such Tax cost or Tax benefit, as the case may be, shall be computed for any year using the Indemnitee's actual tax liability (or the liability of its partners or members if the Indemnitee is a pass-thru entity) with and without (a) the incurrence or payment of any Damages or other liability for which indemnification is provided under this Agreement or (b) the payment of any indemnification payments made pursuant to this Agreement in such year. In the event that the Indemnitee will actually realize a Tax cost or Tax benefit for a year(s) subsequent to the year in which the indemnity payment is made, a payment in respect of such Tax cost or Tax benefit shall be made in such subsequent year(s).

            SECTION 8.05. Tax Matters. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due, and Seller shall file, at its own expense, all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

            SECTION 9.01. Fees and Expenses. (a) If this Agreement shall have been terminated by either party pursuant to Section 7.01(d), Section 7.01(e),
Section 7.01(f) or Section 7.01(g), unless Buyer shall then be in material breach of its obligations hereunder, Seller shall pay Buyer or its designee a fee of $15 million in immediately available funds no later than one Business Day following such termination. No amount payable pursuant to any of the other provisions of this Section 9.01 shall reduce the amount of the fee payable pursuant to this paragraph (a).

            (b) If this Agreement shall have been terminated by either party pursuant to Section 7.01(b) or Section 7.01(c) and if prior to any such termination any Person (other than Buyer or its Affiliates) shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (or which, directly or indirectly, privately or publicly, is made, proposed or communicated to Seller, any member of its Board of Directors, any 5% or greater Common Shareholder, any members of senior management or any representatives of Seller) a bona fide intention to make a Transaction Proposal (including by making such a Transaction Proposal), unless Buyer shall then be in material breach of its obligations hereunder, Seller shall pay Buyer or its designee a fee of $15 million in immediately available funds no later than one Business Day following such termination; provided, that if Seller and its representatives take no action to respond to or encourage any such Transaction Proposal prior to termination pursuant to Section 7.01(b) or Section 7.01(c), no fee shall be payable pursuant to this Section 9.01(b) unless, on or prior to the second anniversary of the termination of this Agreement pursuant to Section 7.01(b) or Section 7.01(c), a Transaction Proposal (whether or not related to the pre-termination Transaction Proposal) is consummated or any agreement or understanding with respect thereto is entered into (in which event the fee payable pursuant to this Section 9.01(b) shall be payable no later than one Business Day following the earlier of the date of such agreement or understanding or the date of consummation of such Transaction Proposal). Only one fee in the aggregate of $15 million shall be payable pursuant to Section 9.01(a) or Section 9.01(b). No amount payable pursuant to any of the other provisions of this Section 9.01 shall reduce the amount of the fee payable pursuant to this paragraph (b).

            (c) In addition to any other amounts which may be payable or become payable pursuant to any other paragraph of this Section 9.01, unless Buyer shall then be in material breach of its obligations hereunder, no later than one Business Day following termination of this Agreement (or from time to time thereafter), Seller shall reimburse Buyer or its designee for all out-of-pocket expenses and fees paid or payable by or on behalf of Buyer or its Affiliates (including KKR), including fees and expenses payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees and expenses of counsel, accountants, experts and consultants to Buyer and its Affiliates (including KKR), whether incurred prior to, on or after the date hereof, in connection with this Agreement and the Transactions, but in no event to exceed $2.5 million in the aggregate, provided, that no amount shall be payable pursuant to this paragraph (c) if (i) this Agreement shall have been terminated pursuant to Section 7.01(c) and (ii) at the time of any such termination the waiting period (including any extension thereof) applicable under the HSR Act shall not have been terminated or expired.

            (d) If the Purchase shall be consummated in accordance with this Agreement, Seller shall pay to KKR or its designee a fee of $8 million in immediately available funds on the Closing Date. No amount payable pursuant to any of the other provisions of this Section 9.01 shall reduce the amount payable pursuant to this paragraph (d).

            (e) Except as provided otherwise in this Agreement, all costs and expenses incurred in connection with the Agreement and the Transactions shall be paid by the party incurring such expenses, except that Seller shall pay all costs and expenses (i) in connection with printing and mailing the Proxy/Tender Offer Statement and (ii) of obtaining any consents of any third party.

            SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Buyer, to

                c/o Kohlberg Kravis Roberts & Co. L.P.
                9 West 57th Street
                New York, New York  10019
                Attention:  Nils P. Brous

            with a copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York  10017
                Attention:  David J. Sorkin, Esq.

            (b) if to Seller, to

                Randall's Food Markets, Inc.
                3663 Briarpark
                Houston, Texas  77042
                Attention:  Chief Financial Officer

            with a copy to:

                Vinson & Elkins
                1001 Fannin Street
                Houston, Texas  77002
                Attention:  Robert H. Whilden, Jr., Esq.

            (c) if to Robert R. Onstead, to

                Randall's Food Markets, Inc.
                3663 Briarpark
                Houston, Texas  77042
                Attention:  Robert R. Onstead

            with a copy to:

                Vinson & Elkins
                1001 Fannin Street
                Houston, Texas  77002
                Attention:  Robert H. Whilden, Jr., Esq.

            SECTION 9.03. Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

            SECTION 9.04. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 9.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein or executed contemporaneously herewith constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement, other than as provided in Section 9.07 and in the provisions of Article VIII relating to indemnification, is not intended to confer upon any Person other than the parties any rights or remedies.

            SECTION 9.06. GOVERNING LAW; ARBITRATION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. ANY CONTROVERSY, DISPUTE, OR CLAIM OF WHATEVER NATURE ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT, INCLUDING THE EXISTENCE, VALIDITY, INTERPRETATION OR BREACH THEREOF AND ANY CLAIM BASED ON CONTRACT, TORT OR STATUTE, SHALL BE RESOLVED AT THE REQUEST OF EITHER PARTY, BY FINAL AND BINDING ARBITRATION CONDUCTED IN WASHINGTON, D.C. PURSUANT TO THE FEDERAL ARBITRATION ACT AND IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). ARBITRATION HEREUNDER SHALL BE CONDUCTED BY A SINGLE ARBITRATOR SELECTED JOINTLY BY THE PARTIES HERETO. IF WITHIN 30 DAYS AFTER A DEMAND FOR ARBITRATION IS MADE, THE PARTIES HERETO ARE UNABLE TO AGREE ON A SINGLE ARBITRATOR, THREE ARBITRATORS SHALL BE APPOINTED. EACH PARTY SHALL SELECT ONE ARBITRATOR AND THOSE TWO ARBITRATORS SHALL THEN SELECT WITHIN 30 DAYS A THIRD NEUTRAL ARBITRATOR. IF THE ARBITRATORS SELECTED BY THE PARTIES CANNOT AGREE ON THE THIRD ARBITRATOR, THE SELECTION SHALL BE IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF AAA. THE PARTIES AGREE TO SHARE EQUALLY THE FEES AND EXPENSES OF THE ARBITRATOR(S) HEREUNDER. ANY DISCOVERY IN CONNECTION WITH ARBITRATION HEREUNDER SHALL BE LIMITED TO INFORMATION DIRECTLY RELEVANT TO THE CONTROVERSY OR CLAIM IN ARBITRATION. JUDGMENT UPON ANY ARBITRATION AWARD RENDERED MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. AN ARBITRATION AWARD HEREUNDER CANNOT INCLUDE PUNITIVE DAMAGES. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

            SECTION 9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other party, provided, that Buyer may assign, in whole or in part, any of its rights and obligations hereunder and under the Option to one or more of its Affiliates without the consent of Seller. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 9.08. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

            SECTION 9.09. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, Seller covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement or any of the Transactions shall be had against any current or future director, officer, employee, general or limited partner, member, Affiliate (including KKR) or assignee of Buyer or any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of Buyer or any current or future member of Buyer or any current or future director, officer, employee, general or limited partner, member, Affiliate (including KKR) or assignee of any of the foregoing, as such for any obligation of Buyer under this Agreement or any documents or instruments delivered in connection with this Agreement or any of the Transactions or for any claim based on, in respect of or by reason of such obligations or their creation.

            IN WITNESS WHEREOF, the parties have signed this Agreement, or caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    RFM ACQUISITION LLC


                                    By:   /s/ Paul E. Raether
                                       -----------------------------------------
                                          Name:  Paul E. Raether
                                          Title: Chief Executive Officer

                                    RANDALL'S FOOD MARKETS, INC.


                                    By:   /s/ R. Randall Onstead, Jr.
                                       -----------------------------------------
                                          Name:  R. Randall Onstead, Jr.
                                          Title: President and CEO


                                    /s/ Robert R. Onstead
                                    --------------------------------------------
                                    Robert R. Onstead
                                    solely for purposes of
                                      Sections 8.02(a) and 8.02(b); Mr. Onstead
                                      shall not be deemed a "party" to this
                                      Agreement for any other purposes.